Exhibit 10.23

                                                                EXECUTION COPY

                                                         PUBLIC RELEASE VERSION










                            POWER PURCHASE AGREEMENT



                                     BETWEEN



                           KISSIMMEE UTILITY AUTHORITY



                                       AND


                         SOUTHERN COMPANY - FLORIDA LLC


                           Dated as of March 19, 2001

                                TABLE OF CONTENTS



Section                                                                                                        Page



SECTION 1 DEFINITIONS AND EXPLANATION OF TERMS                                                                    2

SECTION 2 TERM OF AGREEMENT                                                                                      13

SECTION 3 CONDITIONS PRECEDENT                                                                                   14

SECTION 4 SALE AND PURCHASE                                                                                      14

SECTION 5 SCHEDULE FOR DELIVERY OF CAPACITY AND ENERGY                                                           28

SECTION 6 REQUESTS FOR ENERGY; OPERATION AND MAINTENANCE                                                         30

SECTION 7 INTERCONNECTION AND TRANSMISSION                                                                       32

SECTION 8 RISK OF LOSS; METERING                                                                                 33

SECTION 9 METHOD OF PAYMENT                                                                                      34

ARTICLE 10 CHANGE IN LAW; MODIFICATION OF AGREEMENT                                                              35

SECTION 11 FORCE MAJEURE                                                                                         36

SECTION 12 EVENTS OF DEFAULT; TERMINATION                                                                        37

SECTION 13 WAIVER                                                                                                41

SECTION 14 REPRESENTATIONS AND WARRANTIES                                                                        41

SECTION 15 PERFORMANCE ASSURANCE                                                                                 44

SECTION 16 LIABILITY OF PARTIES                                                                                  46

SECTION 17 ASSIGNMENT                                                                                            50

SECTION 18 DISPUTE RESOLUTION                                                                                    51

SECTION 19 AMENDMENT                                                                                             52

SECTION 20 NOTICES                                                                                               52

SECTION 21 APPLICABLE LAW                                                                                        53

SECTION 22 SEVERABILITY                                                                                          53

SECTION 23 ENTIRE AGREEMENT                                                                                      54

SECTION 24 NO THIRD PARTY BENEFICIARIES                                                                          54

SECTION 25 COUNTERPARTS                                                                                          54

SECTION 26  INFORMATION AND CONFIDENTIALITY                                                                      54

SECTION 27 PUBLIC STATEMENTS                                                                                     55

SECTION 28 INSURANCE                                                                                             56

SECTION 29 TAXES                                                                                                 56



APPENDIX A                 TECHNICAL LIMITS

APPENDIX B                 REQUESTS FOR ENERGY

APPENDIX C                 CAPACITY TESTING PROCEDURE

APPENDIX D                 EXAMPLE CALCULATIONS

APPENDIX E        AFFILIATE GUARANTEE

                            POWER PURCHASE AGREEMENT

                  This Power Purchase Agreement (this "Agreement") is made and entered into as of the 19th day of March, 2001, by and between Kissimmee Utility Authority, a statutory legal authority existing under the laws of the State of Florida ("Purchaser"), and Southern Company - Florida LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Seller"). Purchaser and Seller are hereinafter each referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

                  WHEREAS, in addition and supplemental to their other powers, OUC, KUA and FMPA (the "Public Agencies"), pursuant to the Florida Interlocal Cooperation Act of 1969, Chapter 163, Part I, Florida Statutes, (the "Interlocal Act") are authorized and empowered to cooperate with each other on a basis of mutual advantage and thereby to provide services and facilities in a manner and pursuant to forms of government organizations that will best accord with geographic, economic, electrical generation requirements and other factors; and

                  WHEREAS, the Ownership Agreement was entered into by the Public Agencies as an interlocal agreement, to invoke all of the powers of the Interlocal Act, for the purpose of providing a structure for the Public Agencies, in participation with Seller, a foreign public utility, to operate, maintain, repair, improve, extend, or otherwise participate jointly in a nominal six hundred thirty-three (633) megawatt combined cycle electric generating facility (the "Facility"), which is proposed, and which is to be constructed, owned, and located within the State of Florida by Seller and the Public Agencies; and

                  WHEREAS, Seller intends to sell to Purchaser, and Purchaser intends to purchase from Seller, a portion of Seller's share of the Capacity and Energy generated by the Facility in accordance with the terms and conditions of this Agreement and in full compliance with the Interlocal Act; and

                  WHEREAS, Seller and Purchaser acknowledge that this Agreement is one of three substantially similar contracts through which Seller will sell and the three Purchasers will individually purchase their respective designated shares of Seller's share of the Capacity and Energy generated by the Facility; and

         WHEREAS, this Agreement and the two substantially similar contracts are entered into to invoke all of the powers of the Interlocal Act for the purpose of obligating Customers, pursuant to such Interlocal Act, to purchase Seller's share of the Capacity of and Energy generated by the Facility in accordance with the terms and conditions of this Agreement.


         NOW, THEREFORE, for the purpose of exercising all of the powers enumerated in the Interlocal Act and the Florida Joint Power Act, Part II of Chapter 361, Florida Statutes, (the "Joint Power Act") (collectively, the "Acts"), Purchaser, hereby designates this Agreement as an interlocal agreement within the meaning and intent of the Interlocal Act, and invokes all powers contained therein with full powers to perform all of the provisions herein authorized to be performed by the Parties; and

         FURTHER, NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound hereby agree as follows:

                                    SECTION 1
                      DEFINITIONS AND EXPLANATION OF TERMS

1.1 Definitions. When used in this Agreement, the following capitalized terms shall have the meanings set forth below:

1.1.1 "Actual Availability" has the meaning given such term in Section 4.3.3 or 4.3.4, as applicable.

1.1.2 "Actual Capability" means the amount of Capacity the Facility is capable of producing in any given hour.

     1.1.3 "AGC" means automatic generation control, which is the capability to make automatic adjustments to load change by generation through the use of a digital computer. This control is based on such factors as frequency, cost and tie line flows.

     1.1.4 "Agreement" means this Power Purchase Agreement, including all appendices attached hereto and all amendments hereto that may be made from time to time.

     1.1.5 "Alternate Resources" has the meaning given such term in Section 4.4.

     1.1.6 "Ancillary Services" means ancillary services customarily provided by an electric generating facility, including voltage/VAR control, load following, regulation and frequency response, spinning reserve and non-spinning reserve.

     1.1.7 "Annual Capacity Charge" means (i) [redacted].

     1.1.8 "Annual Purchaser's Capacity Nomination" of the Purchaser means, during the first five Contract Years, six and one half percent (6.5%) of the Demonstrated Capability, and thereafter, six and one half percent (6.5%) of the Demonstrated Capability reduced by those amounts, if any, that Purchaser elects to subtract from the Capacity available to Purchaser pursuant to the process provided in Section 4.1.4 for the Customers jointly to make such elections.

     1.1.9 "Availability Guarantee" has the meaning given such term in Section 4.3.1.

     1.1.10 "Availability  Incentive Payment" has the meaning given such term in
Section 4.3.2.

     1.1.11 "Bankruptcy" means, with respect to a Party, (i) an adjudication of bankruptcy or insolvency, or the entry of an order for relief, under any Bankruptcy Law with respect to such Party; (ii) the making by such Party of an assignment for the benefit of its creditors; (iii) the filing by such Party of a petition in bankruptcy or for relief under any Bankruptcy Law; (iv) the filing by such Party of an answer or pleading admitting or failing to contest the material allegations of any such petition; (v) the filing against such Party of any petition in bankruptcy or for relief under any Bankruptcy Law (unless such petition is dismissed within ninety (90) days from the date of filing thereof);
(vi) the appointment of a trustee, conservator or receiver for such Party or for all or substantially all of its assets (unless such appointment is vacated or stayed within ninety (90) days of such appointment); or (vii) the taking by such Party of any action for its winding up or liquidation, or the consent by such Party to any of the actions described in clauses (i) through (vi) being taken against it.

     1.1.12 "Bankruptcy Law" means any applicable bankruptcy or insolvency statute.

     1.1.13 "Bond Legislation" shall mean the Composite Resolution of Kissimmee Utility Authority, comprised of the Original Resolution No. 5-83, adopted January 20, 1983, as amended by (a) Resolution No. R91-9, adopted December 4, 1991; (b) Resolution No. R91-10, adopted on December 4, 1991; (c) Resolution No. 93-14, adopted December 15, 1993; and (d) Resolution No. 99-12, adopted September 22, 1999.

     1.1.14 "BOP  Capital  Cost  Range" has the meaning  ascribed to the term in
Section 6.7.1 of the Ownership Agreement.

     1.1.15 "Business Day" means any day other than Saturday or Sunday on which commercial banks are authorized to open for business in Orlando, Florida.

     1.1.16 "Capacity" means electric capacity.

     1.1.17 "Capacity Emergency" means, with respect to any hour, that any one or more of Purchaser's resources is unavailable due to a forced outage and the summation of such Purchaser's firm Capacity obligations exceeds the summation of such Purchaser's available resources.

     1.1.18 "Capacity Payment" has the meaning given such term in Section 4.1.1.

     1.1.19 "Change in Law" has the meaning given such term in Section 10.1.3.

     1.1.20 "Collateral Documents" means, collectively, the Ownership Agreement, the Operating Agreement, the Interconnection Agreement, the Power Purchase Agreements of the other Customers, the long term lease of the Facility Site by OUC to and for the benefit of the Participants, the guarantee to be provided by an affiliate of Seller as contemplated in Section 16.3, and the agreement(s) pursuant to which Purchaser and/or the other Customers provide station service and other support services (including but not limited to demineralized water and cooling water supply) to Seller.

     1.1.21 "Commencement Date" has the meaning given such term in Section 5.2.

     1.1.22 "Commercial Operation Date" has the meaning ascribed to such term in
Section 1.1.13 of the Ownership Agreement.

     1.1.23  "Confidential  Information"  has the  meaning  given  such  term in
Section 26.

     1.1.24 "Contract Year" means (i) the period commencing on the Commencement Date or, if Seller elects the option under Section 4.5(ii)(a), the later of the Commencement Date or Scheduled Commencement Date, and ending on the last day of the month in which the first anniversary date of the Commencement Date falls, and (ii) each twelve (12)-month period thereafter, except that for the twelve
(12)-month period during which the expiration or termination date of this Agreement occurs, Contract Year shall mean the period commencing on the first day of such twelve (12)-month period and ending on such expiration or termination date.

     1.1.25 "Customers" means collectively all of OUC, Kissimmee Utility Authority and Florida Municipal Power Agency (All Requirements Power Supply Project), or their permitted assigns.

     1.1.26 "Delivered Energy" means, in respect of a period of time, the amount of Energy from the Facility or from Alternate Resources delivered by Seller to Purchaser at the Delivery Point for sale to Purchaser pursuant to this Agreement.

     1.1.27 "Delivery Point" means (a) with respect to Energy delivered from the Facility, the high side of generator step-up transformer, as further described in the Interconnection Agreement, and (b) with respect to Energy delivered from Alternate Resources, any unconstrained point on the Grid.

     1.1.28 "Demonstrated Capability" means the net Capacity of the Facility, determined by a periodic Capacity test, adjusted to seventy degrees Fahrenheit (70(degree)F) and forty-five percent (45%) relative humidity.

     1.1.29 "Dispute" has the meaning given such term in Section 18.

     1.1.30 "Eastern Prevailing Time" or "EPT" means the time prevailing in the Eastern time zone of the United States of America.

     1.1.31 "Effective Date" has the meaning given such term in Section 3.1.

     1.1.32 "Eligible Collateral" has the meaning given such term in Section 15.1.1.

     1.1.33 "Energy" means electric energy (expressed in megawatt-hours).

     1.1.34 "Energy Payment" has the meaning given such term in Section 4.2.

     1.1.35 "Equipment Breakdown" means a mechanical breakdown of equipment at the Facility that is not the result of a Force Majeure that is an act of God or public enemy; landslide; sinkhole; lightning; earthquake; fire (unless caused by Seller's willful misconduct or failure to follow Prudent Utility Practice); storm; ice; snow; hurricane; tornado; wind; flood; riot; civil disturbance; insurrection; war; sabotage; terrorism; failure of contractors or suppliers (including, in the case of Seller, OUC and other Customers providing services to Seller) to provide fuel, equipment, material or services, provided that such failure would qualify as a Force Majeure under Section 1.1.44 if such failure were directly experienced by the applicable Party.

     1.1.36 "Equity Capacity" with respect to each Participant means that Participant's percentage share of the Capacity of the Facility corresponding to such Participant's ownership interest in the Facility.

     1.1.37 "Event of Default" means any of the events listed in Sections 12.1 and 12.2.

     1.1.38 "Facility" means the gas fired combined cycle electric generating unit to be located on the Facility Site and owned by the Participants, and its associated interconnection facilities, as defined in the Ownership Agreement by the terms "Facility" and "Interconnection Facilities."

     1.1.39 "Facility Site" means the parcel of land in Orlando, Florida on which the Facility is to be located, as further described in Appendix A. 1.1.40 "FDEP" means the Florida Department of Environmental Protection or any successor Governmental Body exercising the same or equivalent jurisdiction.

     1.1.41 "FERC" means the Federal Energy Regulatory Commission or any successor Governmental Body exercising the same or equivalent jurisdiction.

     1.1.42 "Firm Transmission Service" means (a) electric transmission service designated firm under the open access transmission tariff of a transmission provider having an open access transmission tariff or (b) if purchased from a transmission provider that does not have an open access transmission tariff, electric transmission service sold by such transmission provider as firm transmission service and generally considered, pursuant to Prudent Utility Practice and FRCC requirements, to be substantially equivalent to the firm transmission service referenced in item (a) of this definition.

     1.1.43  "Fixed  Amount"  has the  meaning  ascribed to such term in Section
6.7.1 of the Ownership Agreement.

     1.1.44 "Force Majeure" as to a Party means each of the following events as affects the Facility: act of God or public enemy; landslide; sinkhole; lightning; earthquake; fire (unless caused by the applicable Party's willful misconduct or failure to follow Prudent Utility Practice); storm; ice; snow; hurricane; tornado; wind; flood; riot; civil disturbance; insurrection; war; sabotage; terrorism; shutdown of the Facility by a court order or Governmental Body not resulting from any action or inaction by the applicable Party; strike, lockout or labor difficulty affecting the SEC Site generally (excluding in the case of Seller any strike, lockout or labor difficulty that is limited only to employees of either Seller or its affiliates, and excluding in the case of Purchaser any strike, lockout or labor difficulty limited only to the employees of Purchaser); failure of contractors or suppliers (including, in the case of Seller, OUC and other Customers providing services to Seller) to provide fuel, equipment, material or services, provided that such failure would qualify as a Force Majeure under this provision if such failure were directly experienced by the applicable Party; or any other occurrence, nonoccurrence or set of circumstances, whether or not foreseeable, that is beyond the reasonable control of the applicable Party and is not caused or exacerbated by the applicable Party's failure to follow Prudent Utility Practices.

     1.1.45 "FRCC" means the Florida Reliability Coordinating Council or any successor organization.

     1.1.46 "Fuel Supply Agent" has the meaning given such term in the Operating Agreement.

     1.1.47 "Further Extension" has the meaning given such term in Section 2.3.

     1.1.48 "Gas Delivery Point" shall have the meaning assigned to it in the Operating Agreement.

     1.1.49 "Governmental Body" shall mean, except as provided in the following sentence, (i) any local, state, regional or federal administrative, legal, judicial, or executive agency, court, commission, department or other entity having jurisdiction or binding authority over any element of the Project or the performance of the Parties under this Agreement or the Collateral Documents, but excluding any agency, commission, department or other such entity acting in its capacity as lender, guarantor or mortgagee and (ii) NERC, FRCC and any RTO. Except as expressly provided otherwise in this Agreement, the definition "Governmental Body" shall be deemed to not include OUC, KUA and FMPA for the purposes of this Agreement.

     1.1.50 "Grid" means (i) OUC's electric transmission system, or (ii) if ownership or control of and jurisdiction over OUC's electric transmission system is succeeded to by an RTO or other entity, the portion of the electric transmission system of that RTO or other successor entity that most closely resembles the OUC electric transmission system as it existed on the effective date of this Agreement.

     1.1.51 "Guaranteed Output" means in any given hour the amount of Capacity (in MWh per hour) determined by adjusting the Demonstrated Capability to the prevailing ambient conditions in such hour and adjusting for degradation. [redacted]

     1.1.52 "Indemnified Parties" has the meaning given such term in Section 16.1.1.

1.1.53   "Indemnifying Party" has the meaning given such term in Section 16.1.1.

     1.1.54 "Interconnection Agreement" means that certain Interconnection Agreement expected to be entered into among the Participants in 2001, the entry into of which is a condition precedent to the effectiveness of this Agreement.

1.1.55   "Interconnection Meters" has the meaning given such term in Section
8.2.

1.1.56   "Lender" has the meaning given such term in Section 12.3.

     1.1.57  "Law"  shall  mean  all  constitutions,   charters,   laws,  codes,
ordinances, orders, judgments, decrees, injunctions, licenses, rules, permits, approvals, regulations and requirements of every Governmental Authority (including OUC) having jurisdiction over the matter in question, whether federal, state or local, which may be applicable to any Party, as required by the context in which used, or to the Facility or OUC Interconnection Facilities, or to the use, manner of use, occupancy, possession, planning, licensing, design, procurement, construction, acquisition, testing, startup, operation, maintenance, management, control, addition, renewal modification, replacement or disposal of the Facility and the OUC Interconnection Facilities or any portion or portions thereof.

     1.1.58 "Market Price" shall mean the price established by Seller, or negotiated and agreed upon by the Parties, as the case may be, upon Seller's election pursuant to Section 2.3 with respect to any Further Extension, which shall become the Annual Capacity Charge for Capacity to be delivered by Seller during such Further Extension consistent with all other terms and conditions of this Agreement.

     1.1.59  "Meters"  means  the   Interconnection   Meters  and/or  Customers'
check-meters, as applicable.

     1.1.60 "Minor Maintenance" shall mean maintenance events lasting not greater than 72 hours per occurrence, which have been scheduled and for which Purchaser and the other Customers have given consent in accordance with Section 6.4.

     1.1.61 "MMBtu" means one million British thermal units, where one British thermal unit is the amount of heat required to raise the temperature of one (1) pound of water one (1) degree Fahrenheit from sixty (60) degrees Fahrenheit.

     1.1.62 "MW" means megawatt.

     1.1.63 "MWh" means megawatt-hour.

     1.1.64 "NERC" means the North American Electric Reliability Council or successor organization.

     1.1.65 "Non-Performing Party" has the meaning given such term in Section 11.1.

     1.1.66  "Notice of Intent to Terminate"  has the meaning given such term in
Section 12.3.

1.1.67 "Off-Peak Period" means all the days of any given Contract Year other than the Peak Period days.

     1.1.68  "Operating   Agreement"  means  that  certain  Operating  Agreement
expected to be entered into among the Participants in 2001, the entry into of which is a condition precedent to the effectiveness of this Agreement.

     1.1.69 "Operating Period" means the period from the beginning of the first Contract Year until the end of the last Contract Year.

     1.1.70 "OUC" means Orlando Utilities Commission.

     1.1.71 "OUC Interconnection Facilities" means the modifications to the Stanton Substation reasonably required for the receipt and delivery of Energy from the Facility onto the Grid consistent with Prudent Utility Practice.

     1.1.72 "Ownership Agreement" means that certain Stanton Energy Center Combined Cycle Unit A Construction and Ownership Participation Agreement entered into among the Participants as of March 19, 2001.

     1.1.73 "Participant" or "Participants" mean individually or collectively Orlando Utilities Commission, Kissimmee Utility Authority, Florida Municipal Power Agency (All Requirements Power Supply Project) and Seller.

     1.1.74 "Parties" has the meaning given such term in the first paragraph of this Agreement.

     1.1.75 "Peak Period" means for any given Contract Year the periods that include the days from January 1 through March 15, inclusive, May 15 through September 15, inclusive, and December 15 through December 31, inclusive.

     1.1.76 "Permit" means any permit, license, approval, consent, waiver, authorization or other requirement in connection with the Project required from any Governmental Body under applicable Law.

     1.1.77 "Person" means any individual, partnership, corporation, limited liability company, association, business, trust, Governmental Body or other entity.

     1.1.78 "Planned Major Maintenance" means the Gas Turbine (GT) Combustor Inspection, the GT Hot Gas Path Inspection, and the GT Major Inspection, as these inspections are defined in the maintenance agreement with the GT vendor.

     1.1.79 "Power Purchase Agreements" means this Agreement and those certain similar power purchase agreements between Seller and the other Customers respecting the delivery of Capacity and Energy from Seller's ownership share of the Capacity and Energy of the Facility.

     1.1.80 "Prime Rate" means the prime rate of interest as published from time to time in the Wall Street Journal or such other comparable successor publication as the Participants may agree upon. The Prime Rate shall be calculated on the basis of a 365-day year for the actual number of days that a payment, reimbursement or adjustment, as the case may be, has not been made.

     1.1.81 "Project" means the Facility, the Facility Site and all other appliances, parts, instruments, appurtenances, accessories and other property that may be incorporated or installed in, or otherwise become part of, any of the foregoing.

     1.1.82 "Prudent Utility Practice" means any of the practices, methods and acts engaged in, or approved by, a significant portion of the electric utility industry in the United States (or, if more stringent, any of the practices, methods and acts engaged in, or approved by, a significant portion of the electric utility industry in the region covered by the FRCC) operating facilities of a size and technology similar to the Facility during the relevant time period or any of the practices, methods and acts, which, in the exercise of reasonable judgment in light of the facts known, or that reasonably should have been known, at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with applicable Laws, reliability, safety and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods and acts generally accepted in the United States and having due regard for current editions of the National Electrical Safety Code, the National Electric Code and other applicable electrical, safety and maintenance codes and standards, manufacturers' warranties and applicable Laws.

     1.1.83 "Request for Energy" or "Schedule" means a request for the delivery of Energy made by Purchaser and the other Customers in accordance with the process provided in Section 6 and Appendix B for the Customers jointly to Schedule Energy, and any adjustments thereto made in accordance with Appendix B.

     1.1.84 "RTO" means a regional transmission organization.

     1.1.85  "Scheduled  Commencement  Date" means the date that is  twenty-four
(24) months after the receipt of the Site Certification and all other Permits to be obtained by the Customers that are necessary for Seller to commence construction, as such date may be extended under the provisions of Section 5.1, but in no event earlier than October 1, 2003.

     1.1.86 "Scheduled Maintenance" means the removal of the Facility or a component thereof from service (which removal reduces the capability of the Facility to operate) to perform maintenance, overhaul, inspection, testing or repair work, as contemplated in Section 6.4.

     1.1.87 "SEC Site" means the parcel of land in Orlando, Florida on which the fossil fired generating stations Stanton Unit # 1 and Stanton Unit #2 are located, including the parcel of land on which the Facility is to be located.

     1.1.88 "Seller" has the meaning given such term in the first paragraph of this Agreement.

     1.1.89 "Site Certification" means (i) the final approval by the applicable Governmental Body of the initial need for power determination and site certification permit applications pursuant to the Florida Electrical Power Plant Siting Act, and (ii) the receipt of the air construction (Prevention of Significant Deterioration) permit by OUC issued by FDEP pursuant to the delegated authority of the United States Environmental Protection Agency under the Clean Air Act Amendments of 1977.

     1.1.90 "Technical Limits" means the limits and constraints relating to the operation and maintenance of the Facility, as described in Appendix A.

     1.1.91 "Termination Payment" means the payment to be paid by a Defaulting Party to the Non-Defaulting Party under in Section 12.5.1.

     1.1.92 "Test Energy" means (i) Energy produced by the Facility during testing of the Facility prior to the Commencement Date; and (ii) Energy produced by the Facility during periodic tests of the Facility's Capacity output capability following the Commencement Date.

1.2 Rules of Construction. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The terms "include," "includes" and "including" shall be deemed to be followed by the words "without limitation." The term "month" refers to a calendar month, and any period measured by a "month" from a reference date refers to the period beginning on such reference date and ending on the same date of the next succeeding calendar month or, if no such date exists in the next succeeding calendar month, the last day of such next succeeding calendar month. References to a Section, Table or Appendix shall be references to a Section of, Table of or Appendix to this Agreement unless specifically stated otherwise. A reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made. The term "or" is not exclusive, the term "shall" is mandatory and the term "may" is permissive. In the event that any index or publication referenced in this Agreement ceases to be published, each such reference shall be deemed to be a reference to a successor or alternate index or publication reasonably agreed by the Parties. Both Parties acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor of or against either Party because one is deemed to be the author thereof.

1.3 Consents. Whenever the consent or approval of either Party is required under this Agreement, such consent or approval shall not be unreasonably withheld, unless this Agreement provides that such consent or approval is to be given by such Party at its sole or absolute discretion or is otherwise qualified.

                                    SECTION 2
                                TERM OF AGREEMENT

         2.1      Initial Term.
                  ------------

                  2.1.1    This Agreement shall become effective as set forth in
                           Section 3.1, and shall remain in full force and effect, subject to the early termination provisions set forth herein, through the later of (i) the last day of the month in which the tenth (10th) anniversary of the Scheduled Commencement Date occurs or (ii) the last day of the month in which the tenth
                           (10th) anniversary of the Commencement Date occurs (the "Initial Term").

                  2.1.2 Notwithstanding the provisions of Section 2.1.1, the Initial Term shall terminate on (a) November 30, 2013 if Section 2.1.1 yields an end date falling between December 1, 2013 and April 30, 2014, inclusive, or
                           (b) November 30, 2014 if Section 2.1.1 yields an end date that falls on or after May 1, 2014.

         2.2 Extension of Initial Term.The Initial Term shall be automatically extended an additional five (5) years from the end of the Initial Term ("Extended Term"); provided, however, that the Purchaser shall have the option to elect to terminate this Agreement effective on the last day of the Initial Term by providing written notice of such election to Seller no later than the date that is three (3) years prior to the end of the Initial Term.

         2.3 Extensions of Extended Term. The Extended Term shall be automatically extended three (3) successive periods of five (5) years each from the end of the Extended Term (the "Further Extensions"); provided, however, that the Purchaser shall have the option to elect to terminate this Agreement effective on the last day of any of (i) the Extended Term, (ii) the first Further Extension, or (iii) the second Further Extension, by providing written notice of such election to Seller no later than the date that is, respectively, three (3) years prior to the end of the Extended Term, three (3) years prior to the end of the first Further Extension, or three (3) years prior to the end of the second Further Extension, as the case may be; provided, further, that with respect to each Further Extension, Seller shall have the right to establish the Annual Capacity Charge for such Further Extension based on Seller's then-current assessment of market conditions by providing Purchaser written notice of the new proposed Annual Capacity Charge no later than the date that is three and one-half (3 1/2) years prior to the date that such Further Extension period is scheduled to begin, subject to Purchaser's right to request that Seller negotiate in good faith to agree on any other price that Purchaser believes in good faith reflects current market conditions.

         2.4 Survival. Applicable provisions of this Agreement shall continue in effect after termination to the extent necessary to satisfy the terms and conditions of this Agreement and, as applicable, to provide for: final billings and adjustments related to the period prior to termination, repayment of any money due and owing either Party pursuant to this Agreement, repayment of principal and interest associated with security funds, and the indemnifications specified in this Agreement.

                                    SECTION 3
                              CONDITIONS PRECEDENT

         3.1 Condition Precedent to Effectiveness. The Parties agree and acknowledge that this Agreement shall be effective only upon the date on or before which both of the following have occurred (such date, the "Effective Date"): (i) the execution and delivery of the Ownership Agreement and the Operating Agreement and all other Collateral Documents; and (ii) the acknowledgment of the Participants' satisfaction of the foregoing condition and the accuracy of the cross-references to the Collateral Documents contained in this Agreement.

         3.2 Conditions Precedent to Obligations. Notwithstanding any provisions of this Agreement to the contrary, the obligations of the Parties to this Agreement shall be subject to the fulfillment of each of the conditions (or the waiver in writing of such conditions by the respective Party or Parties) set forth in Article 8 of the Ownership Agreement.

                                    SECTION 4
                                SALE AND PURCHASE

         4.1 Capacity Delivery and Payment. Subject to the terms and conditions of this Agreement, during the Operating Period, Seller agrees to deliver and sell to Purchaser and Purchaser agrees to receive and purchase from Seller up to six and one half percent (6.5%) of the Actual Capability of the Facility in accordance with the following provisions:

          4.1.1 The Capacity payment (the "Capacity Payment" or "CP") in respect of each month during the Operating Period shall be an amount equal to: the product of the Annual Purchaser's Capacity Nomination (expressed in kilowatts) multiplied by the Annual Capacity Charge. For any partial month during the Operating Period, the Capacity Payment shall equal the amount determined pursuant to the formula set forth in the preceding sentence multiplied by a fraction, the numerator of which is the number of days of such partial month within the Operating Period, and the denominator of which is the total number of days in such month. If the Annual Purchaser's Capacity Nomination changes during a month, then the Capacity Payment for such month shall be equal to the product of the Annual Capacity Charge multiplied by the sum of the two results obtained: (i) first by multiplying the old Annual Purchaser's Capacity Nomination by the ratio of the number of days in the month (including fractional days) prior to the time of the change over the total number of days in the month; and (ii) second by multiplying the new Annual Purchaser's Capacity Nomination by the ratio of the number of days in the month (including fractional days) after the time of the change over the total number of days in the month. The Capacity Payment shall be paid by Purchaser to Seller in accordance with Section
     9.1. Notwithstanding the above, if during the first three (3) months of the Operating Period any Governmental Body shall prohibit the Facility from operating because of Seller's failure to obtain, prior to the Commencement Date any Permit required by Law for Seller to operate the Facility, then Purchaser's obligation to make Capacity Payments shall be suspended until the earlier of: (i) the lifting of such prohibition; or (ii) the date that is three (3) months after the Commencement Date.

          4.1.2 The initial Demonstrated Capability of the Facility shall be established in accordance with the Capacity testing procedure set forth in Appendix C. Following the first anniversary of the Commencement Date, Seller shall perform Capacity tests twice each Contract Year, pursuant to the testing procedures set forth in Appendix C, during the Summer and Winter periods as defined by FRCC; provided, however, that Seller shall be entitled to a fifty-eight (58)-hour period of maintenance that does not affect calculation of Actual Availability of the Facility (which period shall be prior to any such Capacity test from 9 p.m. Friday to 7 a.m. Monday, unless OUC, in its sole discretion, agrees otherwise). In addition, Seller may retest when a repair or modification of the Facility, or a corrected or improved operational or maintenance activity, results in an increase in the Capacity of the Facility (including adjustments made during initial shakedown), provided that the actual full load output (as adjusted to seventy degrees Fahrenheit (70(0)F) and forty-five percent (45%) relative humidity) is at least one hundred and one percent (101%) of the last Demonstrated Capability test amount. Should any test or retest conducted pursuant this Section 4.1.2 indicate that the actual full load output (as adjusted to seventy degrees Fahrenheit (70(0)F) and forty-five percent (45%) relative humidity) has changed by an amount equal to or greater than one percent (1%) of the last Demonstrated Capability test amount, the Demonstrated Capability shall be reset at such actual full load output for purposes of determining the Capacity Payment as of the time the test is completed; provided, however, that if the test is performed during a Force Majeure event and such Force Majeure event resulted in the reduction of the Demonstrated Capability, the Capacity Payment shall not be reduced thereby until the end of the forty-five (45) day period described in the last paragraph of Section 4.1 below.

          4.1.3 Seller shall conduct additional tests as required by the FRCC or as requested by Purchaser pursuant to Purchaser's legal or contractual obligations with third parties; provided, however, such additional tests shall be for informational purposes and shall not be used to reset the Demonstrated Capability or otherwise determine the Capacity Payment under this Agreement.

          4.1.4 Beginning with the sixth (6th) Contract Year and ending with the tenth (10th) Contract Year, the Customers shall have the irrevocable right to jointly reduce the total of their combined Annual Purchaser's Capacity Nominations, for the remainder of the Initial Term and any Extended Term or Further Extensions, by either twenty-five (25) MW or fifty (50) MW (as adjusted to seventy degrees Fahrenheit (70(0)F) and forty-five percent (45%) relative humidity) per year; provided, however, that such combined total of the Annual Purchaser's Capacity Nominations may not be reduced by more than 200 MW in the aggregate. Purchaser must give Seller notice of any such reduction elected by Purchaser not later than three (3) years prior to the commencement of the Contract Year in which such reduction shall occur; provided, however, that such notice shall be effective if and only if either it is made jointly with the other Customers or the other Customers give Seller a similar notice under their respective Power Purchase Agreements with all such notices together satisfying the above criteria; provided, further, that such notices shall specify any changes in the percentage of the Annual Purchaser's Capacity Nomination to be purchased by Purchaser under Section 4.1.1 and by the other Customers under the corresponding provisions of their respective Power Purchase Agreements.

Notwithstanding the foregoing provisions of this Section 4.1, if and to the extent that a Force Majeure event affects Seller's ability to deliver and sell to Purchaser the Capacity of the Facility or any portion thereof, Seller shall be excused from any delay in performing or failure to perform any or all of such obligations (and in this regard, the Parties shall follow the procedures contemplated in Section 11.1); provided, however, that notwithstanding such reduction or elimination of the Actual Capability of the Facility, Purchaser shall continue to pay Seller the full Capacity Payment attributable to the first forty-five (45) days following the date of Seller's notification to Purchaser of any such Force Majeure effect; provided, further, that if the effect of a Force Majeure event lasts for longer than forty-five (45) days, then Purchaser shall not be required to make Capacity Payments attributable to any continued period of Force Majeure declaration after the end of such forty-five (45) day period, but Purchaser must resume making Capacity Payments when Seller declares the Force Majeure period over and resumes its obligation for delivery of Energy under this Agreement; and provided, further, that the Capacity Payment relief contemplated in the immediately preceding clause shall not apply if the Force Majeure event affecting Seller resulted from a failure of Purchaser or another Customer to fulfill its obligations under this Agreement or any of the Collateral Documents; and provided, further, that a Force Majeure event that affects Purchaser's ability to receive Energy from the Facility shall not excuse Purchaser's obligation to make Capacity Payments, except solely to the extent provided for in Section 5.1.3 if and to the extent such provision is applicable.

         4.2 Energy Delivery and Payment. Subject to the terms and conditions of this Agreement and, in particular, subject to the provisions of Section 6 and Appendix B, Seller shall sell and deliver, and Purchaser shall purchase and receive, during the Operating Period, Energy requested by Purchaser in a Request for Energy, as well as Energy generated by associated ramp up and ramp down of the Facility and Test Energy; provided, however, that Purchaser shall not be required to make any payments for Test Energy produced prior to the Commencement Date. The Customers shall pay for and supply all fuel associated with the Customers' Request for Energy in accordance with the provisions of Section 3.2 of the Operating Agreement. The Energy payment (the "Energy Payment" or "EP") in respect of each month shall be the sum of four (4) components: a variable O&M component for operation on natural gas, a variable O&M component for operation on fuel oil, a start-up component, and a fuel component for Energy delivered from Alternate Resources. The components of the Energy Payment shall be calculated as follows:

          4.2.1 Variable O&M Component - Natural Gas. The variable O&M component for operation on natural gas shall be calculated as follows:

          (SIGMA)i=Days in the month (SIGMA)j=Hours in the Day [(DENGij x VOMR) + HVOMij]

                                    Where:

          DENGij is Delivered Energy in MWh (other than Test Energy prior to the Commencement Date) from the Facility produced with natural gas during hour j of day i; provided, however, that if the Facility uses both natural gas and fuel oil in a given hour, then fifty percent (50%) of the Delivered Energy in such hour shall be deemed to be produced with natural gas; and

               VOMR is the variable O&M rate (in $/MWh), which shall be [redacted]; and

               HVOM is the hourly variable O&M rate (in $ per hour) as determined from Table A and its accompanying Notes applicable for hour j of day i during which the Facility is operating on natural gas and which is applicable only when DENGij is > 0.

                                     Table A

            Hourly Variable O&M Charges for Operation on Natural Gas


             Annual On-Line Factor     Combined Hourly Variable O&M Rate (in $
             ---------------------     ---------------------------------------
                                       per hour) for all Customers (see Notes
                                       --------------------------------------
                                                        below)
                                                        ------

                   [redacted]                         [redacted]

                   [redacted]                         [redacted]

                   [redacted]                         [redacted]

                   [redacted]                         [redacted]

                   [redacted]                         [redacted]

                   [redacted]                         [redacted]

                   [redacted]                         [redacted]

                   [redacted]                         [redacted]



                           Notes to Table A:
                           ----------------

                                    1) The Hourly Variable O&M Rate in Table A
                           represents the rate applicable for the Annual Purchaser's Capacity Nominations of all Customers. The actual Hourly Variable O&M Rate for Purchaser for an hour in a particular Contract Year shall equal the product of the applicable rate from the table for such Contract Year multiplied by the ratio of Purchaser's portion of the Request for Energy for such hour over the total Request for Energy for such hour.

                                    2) The Hourly Variable O&M Rate for a
                           Contract Year shall be interpolated between the values shown in Table A when the Annual On-Line Factor for the previous Contract Year falls between the specific percentages shown on Table A. For example, with respect to an Annual On-Line Factor of [redacted].

                                    3) The dollar amounts shown in Table A are
                           expressed in January 1, 2003 dollars and shall be escalated based upon the U.S. Consumer Price Index on January 1 of each year.

                                    4) The dollar amounts in Table A represent
                           the charge for sixty-five percent (65%) of the Facility's Capacity being sold to Customers under the Power Purchase Agreements. If Purchaser and the other Customers elect to reduce their combined Annual Purchaser's Capacity Nominations pursuant to Section 4.1.4, then the dollar amounts in Table A shall be proportionately reduced commensurate with such Capacity reduction.

                                    5)      The Annual  On-Line  Factor shall
                           be calculated for each Contract Year,  as follows:

                                    Annual On-Line Factor = SH/ (PH - OH)

                                    Where:

                                    SH is the  number of hours that the
                                    Customers  Schedule  and Seller delivers
                                    Energy in a Contract Year; and

                                    PH is the number of hours in a Contract
                                    Year; and

                                    OH is the number of hours in a Contract Year during which (i) the Facility is unavailable due to a forced outage or due to a maintenance outage that Seller has scheduled pursuant to Section 6.4 or, if applicable, that is a permitted fifty-eight (58) hour pre-testing maintenance under Section 4.1.2, and (ii) Seller does not deliver from an Alternate Resource.

                                    6) For the first Contract Year, all monthly
                           Energy billings will be made assuming an Annual On-Line Factor of [redacted]. The rate shall be determined annually for each Contract Year based on the Annual On-Line Factor for the previous Contract Year. At the end of each Contract Year, the Annual On-Line Factor for such Contract Year shall be calculated and the Hourly Variable O&M charges for such Contract Year shall be recalculated using such Annual On-Line Factor for such Contract Year. A true-up payment or refund shall be made to adjust the amounts collected by Seller from Purchaser during each Contract Year to the amount computed by Seller using such Annual On-Line Factor for such Contract Year. Any true-up payments shall be included on an invoice as soon as reasonably practicable following the end of the applicable Contract Year.

                  4.2.2 Variable O&M Component--Fuel Oil. The variable O&M component for operation on fuel oil when firing the gas turbines shall be calculated as follows:

               (SIGMA)i= Days in the Month (SIGMA)j= Hours in the Day [(DEFOij x VOMRFO) + HVOMFOij] Where:

                                    DEFOij is Delivered Energy (other than Test
                                    Energy prior to the Commencement Date)
                                    produced with fuel oil during hour j of day i; provided that if the Facility uses both natural gas and fuel oil in a given hour, then fifty percent (50%) of the Delivered Energy in such hour shall be deemed to be produced with fuel oil; and

                                    VOMRFO is the variable O&M rate (in $/MWh) for Energy produced with fuel oil, [redacted], subject to adjustment up or down based on the Participants' evaluation of General Electric's reports on the effect of burning fuel oil on variable O&M costs (as mutually agreed by the Participants following good faith negotiations); and

                                    HVOMFO is the hourly variable O&M rate (in $ per hour) for hour j of day i during which the Facility is Operated on fuel oil, which rate shall be [redacted], subject to adjustment up or down based on the Participants' evaluation of General Electric's reports on the effect of burning fuel oil on variable O&M costs (as mutually agreed by the Participants following good faith negotiations), and which is applicable only when DEFOij is > 0.

                  4.2.3    Start-up Component.  The start-up component shall be
                            calculated as follows:


                                    GTS x SUR

                                    Where:

                                    GTS is the number of gas turbine starts
                                    required to meet a Request for Energy (other than for Test Energy prior to the Commencement Date) where the amount of Energy delivered from any single gas turbine increases from zero to an amount greater than zero; provided, however, that the calculation of GTS shall not include: (i) any starts required to resume delivery to Purchaser due to an interruption caused by a forced outage, or (ii) any starts initiated by Seller in order to make third party sales in any given hour where the Facility would otherwise not have been started in such hour to meet a Request for Energy.

                                    SUR is the Start-up Rate (in $ per start) for each gas turbine as determined from Table B below and its accompanying Notes:

                                                                  TABLE B

                                              Start-Up Rates

    ---------------------------------------------------------------------------
    Cumulative Number of Start-ups per     Combined Start-up Rate per Start per
    -----------------------------------------------------------------------
       Gas Turbine per Contract Year        Gas Turbine for all Customers (see
       -----------------------------       ----------------------------------
                                                      Notes)
                                                      ------

                 [redacted]                          [redacted]

                 [redacted]                          [redacted]

                 [redacted]                          [redacted]
    ---------------------------------------------------------------------------


         Notes to Table B:
         ----------------

                                    1) The SUR in Table B represents the rate
                           applicable to all Customers for each start-up during a Contract Year. There shall be no charge for the [redacted], and the combined rate among all Customers participating in each subsequent start-up during such Contract Year shall be as identified in the Table B. The actual SUR for Purchaser (in $ per start) for any such start-up shall equal the quotient of the applicable rate from the Table B divided by the number of Customers participating in the Request for Energy that requires the start-up (and in which Purchaser is one of those Customers); provided, however, Purchaser will not have to pay for start-ups in which it does not participate.

                                    2) The SUR is expressed in January 1, 2003
                           dollars and shall be escalated based upon the U.S. Consumer Price Index on January 1 of each year.

                                    3) The dollar amounts in Table B represent
                           the charge for sixty-five percent (65%) of the Facility's Capacity being sold to Participants under the Power Purchase Agreements. If the Participants elect to reduce their combined Annual Purchaser's Capacity Nominations pursuant to Section 4.1.4, then the dollar amounts in Table B shall be proportionately reduced commensurate with such Capacity reduction.

                  4.2.4    O&M Rate Adjustment. The rates in Sections 4.2.1,
                           4.2.2 and 4.2.3 shall be increased or decreased based on good faith negotiation of the Parties (in accordance with Section 18) to reflect and include any actual increase or decrease in Seller's costs of operating the Facility that is caused by any mutually agreed-upon modification or design change or any actual increase or decrease in Purchaser's or another Customers' charges for providing any services to Seller.

                  4.2.5    Energy Payment for Delivery from Alternate Resources.
                           ----------------------------------------------------

                           4.2.5.1 If Seller elects to deliver Energy from Alternate Resources pursuant to Section 4.4, then the variable O&M component and the start-up component of the Energy Payment shall be calculated in accordance with Sections 4.2.1 and 4.2.3, respectively, for such Alternate Resource Energy as if it were delivered from the Facility. In addition, the fuel component for the Energy delivered from Alternate Resources shall be calculated as follows:

   (SIGMA)i=Days in the month (SIGMA)j=Hours in the Day (MDEij x HRij x FRPij)

                                    Where:

               MDEij = Scheduled Energy in MWhs delivered from an Alternate Resource during hour j of day i;

               when the Facility is unavailable, then HRij for an hour = [redacted];

               when the Facility is available, then HRij for an hour = [redacted]; and

                                            FRPij = the fuel rate proxy for an
                                            hour calculated in dollars per
                                            MMBtus in accordance with the
                                            applicable provisions of either
                                            Section 4.2.5.2 or 4.2.5.3.

                           4.2.5.2 If the Fuel Supply Agent has not already scheduled the transportation of gas to the Facility to meet the Customers' Schedules for the hour during which Seller elects to deliver the Scheduled Energy from Alternate Resources, then following notification from Seller of its election to deliver the Scheduled Energy from Alternate Resources, Seller shall be obligated to obtain the necessary quantities of gas and necessary gas transportation capacity to accommodate any portion of the Schedule that Seller has elected to satisfy from Alternate Resources. During periods that Seller elects to deliver Energy from Alternate Resources, the Fuel Supply Agent shall make available transportation capacity, within constraints of the pipeline tariffs and operational procedures in effect at the time and at no additional cost to the Fuel Supply Agent, in the amount determined by the quantity of Energy supplied from Alternate Resources and the applicable heat rate determined by the rules for defining HR in the formula provided in Section 4.2.5.1. An example of the determination of the transportation capacity is included in Appendix D. If Seller has delivered Energy from Alternate Resources under these circumstances, then the FRP (in $ per MMBtus) shall be equal to the sum of: (i) [redacted]; and (ii) the applicable firm gas transportation variable cost associated with deliveries to the Facility under such Participant's firm transportation agreement(s). All risks of gas supply and transportation interruption to accommodate deliveries of Energy from Alternate Resources shall be borne by Seller.

                           4.2.5.3 If the Fuel Supply Agent has already scheduled the transportation of gas to the Facility to meet the Customers' Schedules by the time Seller notifies Purchaser of Seller's election to deliver the Scheduled Energy from Alternate Resources, then at Seller's election:

               (i) Seller shall direct Fuel Supply Agent to use commercially reasonable efforts to revise its scheduled transportation of gas to the Facility to provide for the delivery of the gas to Seller at any alternate delivery point designated by Seller that is available under the Customers' firm transportation agreement(s). The efforts of the Fuel Supply Agent shall be subject to the constraints of the pipeline tariffs and operational procedures in effect at the time, and the Fuel Supply Agent shall not be required to incur any additional cost as a result of the revision of the schedule of transportation of gas to the alternate delivery point. The amount of scheduled transportation of gas to be delivered to the alternate delivery point shall be determined by the quantity of Energy supplied from Alternate Resources and the applicable heat rate determined by the rules for defining HR in the formula provided in Section 4.2.5.1. An example of the determination of the transportation capacity is included in Appendix
          D. If Seller has delivered Energy from Alternate Resources under these circumstances, then the FRP (in $ per MMBtu) shall be [redacted]; or

               (ii) Seller shall direct Fuel Supply Agent to use commercially reasonable efforts to remarket to third parties the gas that has been scheduled for delivery to the Facility on the best terms possible under the circumstances. The efforts of the Fuel Supply Agent shall be subject to the constraints of the pipeline tariffs and operational procedures in effect at the time. The amount of scheduled transportation of gas to be remarketed to third parties shall be determined by the quantity of Energy supplied from Alternate Resources and the applicable heat rate determined by the rules for defining HR in the formula provided in from paragraph 4.2.5.1. An example of the determination of the transportation capacity is included in Appendix
          D. If Seller has directed the Fuel Supply Agent to remarket the gas under these circumstances, the FRP (in $ per MMBtu) shall be [redacted].

         4.3      Availability Guarantee.
                  ----------------------

               4.3.1 Seller guarantees that the Actual Availability of the Facility for each of the Peak and Off-Peak Periods of each Contract Year will equal or exceed [redacted] ("Availability Guarantee"); provided, however, that (i) the first three months of operation following the Commencement Date shall be excluded from the Availability Guarantee, (ii) if and to the extent that a Force Majeure event affects Seller's ability to achieve the Availability Guarantee, other than in the case of Equipment Breakdown, Seller shall be excused from the Availability Guarantee (and in this regard the Parties shall follow the procedures contemplated in Section 11), and (iii) to the extent that the Facility is fired with fuel oil in excess of forty-eight (48) hours per combustion turbine unit in any Contract Year in order to meet Purchaser's Request for Energy, then for every additional ten (10) hours that the Facility is fired using fuel oil, the lower end of the Availability Guarantee range, and the [redacted] in Sections 4.3.5.1 and 4.3.5.2, shall be reduced by [redacted], which reductions shall remain in effect until the next Planned Major Maintenance occurs. If either combustion turbine is not fired on oil during any Contract Year for the same number of hours as the other combustion turbine, then for purposes of calculating the adjustment to the Availability Guarantee, each combustion turbine will be deemed to have been fired on oil during such Contract Year for a number of hours that is equal to one half of the summation of the number of hours that each combustion turbine was actually fired on oil during such Contract Year.

                  4.3.2 In each Contract Year, or partial Contract Year in the case of the first Contract Year (where the first three months are excluded) or the last Contract Year, Seller shall be entitled to an availability incentive payment from Purchaser ("Availability Incentive Payment") equal to [redacted].

                  4.3.3 The Actual Availability for the Peak Period of each Contract Year, or partial Contract Year in the case of the first Contract Year (where the first three months are excluded) or the last Contract Year, shall be calculated as follows and then rounded up or down to the nearest tenth of a percentage point (based on the method that the rounding is up if the succeeding decimal is 5 or higher or otherwise the rounding is down); provided, however, that such Actual
                           Availability shall not exceed one (1.00):

               Actual Availability = (PH-OH -EDH+EMH+ARDH)/PH Where: "PH" (or "Period Hours") shall equal the hours in the Peak Period of such calendar year;

                                      "OH" (or "Outage Hours") in the Peak
                                      Period of such Contract Year means all
                                      hours the Facility is unavailable for
                                      operation; provided, however, that OH
                                      shall not include hours in any day during which the Purchaser has not Scheduled any Energy from the Facility during the entirety of such day;

                                      "EDH" (or "Equivalent Derated Hours") in the Peak Period of such Contract Year means the summation of EDH for each hour during the Peak Period; provided, however, that EDH shall not include hours in any day during which the Purchaser has not Scheduled any Energy from the Facility during the entirety of such day. In each hour for which the EDH of such hour must be calculated, EDH for the hour will equal (Guaranteed Output - Actual
                                      Capability)/Guaranteed Output;

                                      "EMH" (or "Excused Maintenance Hours")
                                      shall equal hours that Seller has
                                      scheduled maintenance on the Facility in the Peak Period of such calendar year pursuant to Section 6.4 and, if applicable, the fifty-eight (58) hours of pre-testing maintenance allowed prior to a Capacity test under Section 4.1.2; provided, however, that in any hour EMH must be zero if there is no Outage Hour in such hour; and

                                      "ARDH" (or "Alternate Resource Delivery
                                      Hours") shall equal the number of hours
                                      that Seller delivers Energy to Purchaser from Alternate Resources in the Peak Period of such Contract Year to fully or partially make up for shortfalls caused by Facility outages or derates. Seller will not receive any credit for ARDH in any entire day unless Seller is able to deliver at least partial Energy in each hour of such day that Purchaser Schedules Energy, in which case Seller will receive ARDH credit for each hour of the day based on the lowest ratio during any hour of such day of Delivered Energy to Scheduled Energy.

               4.3.4 The Actual Availability for the Off-Peak Period of each Contract Year shall be calculated in a fashion similar to Section 4.3.3, substituting "Off-Peak Period" for "Peak Period" where it appears in Section 4.3.3.

               4.3.5 In the event that the Actual Availability during the Peak Period or Off-Peak Period, or both, of any given Contract Year, or partial Contract Year in the case of the first Contract Year (where the first three months are excluded) or the last Contract Year, is less than the lower end of the Availability Guarantee range, then Purchaser shall be entitled to receive availability damages ("Availability Damages") from Seller as Purchaser's sole and exclusive remedy for Seller's failure to delivery Capacity and Energy from the Facility due to the unavailability of the Facility. 4.3.5.1 The Availability Damages for the Peak Period shall be calculated as follows (with any required adjustments as noted in Section 4.3.5.3):

               Availability Damages for the Peak Period of any Contract Year = [redacted]

                           4.3.5.2 The Availability Damages for the Off-Peak Period shall be calculated as follows (with any required adjustments as noted in Section 4.3.5.3):

               Availability Damages for the Off-Peak Period of any Contract Year = [redacted]

                           4.3.5.3 In both of Sections 4.3.5.1 and 4.3.5.2, the factors [redacted] shall be adjusted for the use of fuel oil pursuant to Section 4.3.1(iii), if applicable.

                  4.3.6 As soon as reasonably practicable after the first month following the Commencement Date, and each month thereafter, Seller shall submit to Purchaser a statement setting forth in reasonable detail the actual availability of the Facility during the prior month, including the underlying availability data.

               4.3.7 As soon as reasonably practicable following each Contract Year, Seller shall submit to the Purchaser a statement setting forth the Actual Availability for the preceding Contract Year together with a calculation of the net amount of any Availability Incentive Payment due to Seller or Availability Damages due to the Purchaser for the preceding Contract Year based on the foregoing calculations, as applicable, with respect to the Peak Period and Off-Peak Period of such Contract Year. Within ten (10) Business Days of (a) receipt of such statement, Purchaser shall pay any Availability Incentive Payment due to Seller by wire transfer in immediately available funds, or (b) transmittal of such statement, Seller shall pay any Availability Damages due to Purchaser by wire transfer in immediately available funds.

         4.4 Alternate Resources. In any hour in which the Facility is unavailable, Seller may continue to make deliveries of Energy in the full amount Scheduled by Purchaser from non-Facility sources (including, but not limited to, generating units on Seller's or its Affiliates' systems and Energy purchases available to Seller) ("Alternate Resources") to replace the Energy that would have been provided by the unavailable Facility. In any hour in which the Facility is available, Seller may choose to make deliveries of Energy in the full amount Scheduled by Purchaser, or any portion thereof, from Alternate Resources to replace the Energy that would have been provided by the available Facility; provided, however, that if the Facility is available, Seller must maintain the Facility on-line and committed at least at the Facility's minimum load, and Purchaser may Schedule spinning reserves from the Facility, all in accordance with Appendix B. Seller must deliver Energy from Alternate Resources to Purchaser at an unconstrained point on the Grid, and if Seller is making such delivery at a time when the Facility is unavailable, then Seller will purchase Firm Transmission Service for such delivery to the extent that such Firm Transmission Service is available for the Alternate Resource Energy from the point of its acquisition by Seller to the unconstrained point on the Grid. In utilizing Alternate Resources, Seller shall comply with the notice requirements of Section 3 of Appendix B.

         4.5 Purchaser's Right to Capacity and Energy. During the Operating Period, Purchaser shall have the first call to purchase Seller's share of the Capacity and Energy generated by, and Ancillary Services associated with, the Facility (other than the reductions in Capacity elected jointly by the Customers pursuant to Section 4.1.4); provided, however, that (i) subject to Purchaser's right to Capacity and Energy under this Agreement and the Operating Agreement, Seller may make sales of any Capacity and Energy generated by, and Ancillary Services associated with, Seller's Equity Capacity when such Capacity and Energy is not Scheduled by Purchaser, and (ii) in the event that Seller determines that the Facility is capable of delivering Energy to the Grid prior to the Scheduled Commencement Date, Seller shall have the option of either (a) utilizing the Capacity and Energy generated by, and Ancillary Services associated with, its percentage ownership share of the Facility prior to the Scheduled Commencement Date for sales to third parties by delivering written notice of its election of this option thirty (30) days prior to the anticipated Commercial Operation Date, in which event Purchaser shall not make Capacity Payments until the later of the Scheduled Commencement Date or the Commencement Date, or (b) initiating delivery of Capacity and Energy to Purchaser under this Agreement on the Commencement Date. If Seller makes sales of either or both Capacity and Energy to third parties under Section 4.5(ii)(a) at a time when the Scheduled Commencement Date has passed but the Commencement Date has not yet occurred, then Seller will pay to Purchaser the portion, if any, of the proceeds of such sales that Seller actually receives.

                                    SECTION 5
                  SCHEDULE FOR DELIVERY OF CAPACITY AND ENERGY

         5.1      Scheduled Delivery.
                  ------------------

               5.1.1 Seller anticipates that, the Facility will achieve the Commencement Date by the Scheduled Commencement Date and shall be fully capable of reliably producing the power and Energy to be provided under this Agreement to Purchaser at the Delivery Point; provided, however, that if and to the extent that a Force Majeure event affects Seller's ability to timely comply with the foregoing guarantee, the Scheduled Commencement Date shall be extended by the amount of time Seller reasonably needs to remedy the effects of the Force Majeure that prevented Seller's performance (and in this regard, the Parties shall follow the procedures contemplated in Section 11).

               5.1.2 In the event that Seller fails to achieve the Commencement Date by the date that is two (2) years after the Scheduled
          Commencement  Date,  then  either (i)  Seller  shall have the right to simultaneously terminate all of the Power Purchase Agreements by delivering written notice of such election to Purchaser and the other Customers ("Seller's Termination Notice"), or (ii) Purchaser may terminate this Agreement, if and only if each of the other Customers also terminates contemporaneously its respective Power Purchase Agreement for the same reason, by delivering written notice of such election to Seller (collectively, together with the other Customers' similar notices, "Purchasers' Termination Notices"). Within ten (10) Business Days of the date of Seller's Termination Notice, Seller shall pay Purchaser liquidated damages [redacted], this Agreement shall terminate effective as of the date of Seller's Termination Notice, and Seller shall have no further liability to Purchaser other than the liquidated damages paid under this Section 5.1.2. Within ten (10) Business Days of the date of Purchasers' Termination Notice, Seller shall pay Purchaser liquidated damages [redacted], this Agreement shall terminate effective as of the date of Purchasers' Termination Notice, and Seller shall have no further liability to Purchaser other than the liquidated damages paid under this Section 5.1.2.

               5.1.3 In the event that Seller's failure to achieve the Commencement Date by the Scheduled Commencement Date is attributable to, in whole or in part, the failure of any Customer to meet any of their respective obligations under this Agreement or their respective Power Purchase Agreements or the Collateral Documents, then (a) the Scheduled Commencement Date shall be extended for such period of Purchaser's or such other Customer's failure, and (b) Purchaser shall make Capacity Payments [redacted] beginning as of the initial Scheduled Commencement Date (without any extension); provided, however, that Purchaser shall not be required to make any Capacity Payments under this Section 5.1.3 to the extent the delay in achieving the Scheduled Commencement Date is attributable to the concurrent failure of Purchaser or such other Customers and Seller (where such concurrent failures are not co-extensive, such relief from Capacity Payments shall apply only during the period of time that Seller's failure to meet its obligations contributed to the delay); provided, further, that in the event Purchaser's failure to meet its obligation was the result solely of a Force Majeure event that prevented Purchaser's timely completion of such obligation, then Purchaser will be excused from having to make Capacity Payments as contemplated in
          Section 5.1.3(b) for the first forty-five (45) days after the Scheduled Commencement Date (without benefit of any extension thereof allowed under this Agreement), but if the Commencement Date does not occur within such forty-five (45) day period, then Purchaser shall recommence making Capacity Payments starting at the beginning of the forty-sixth (46th) day after the Scheduled Commencement Date and thereafter continue making Capacity Payments as contemplated in
          Section 5.1.3(b).

         5.2 Conditions to Commencement. Seller will notify Purchaser of the date when the Facility has achieved the following criteria (the "Commencement Date"), which notice will be accompanied by reasonable documentation evidencing satisfaction or occurrence of each of the following; provided, however, that Seller shall not be precluded from making third-party sales, in accordance with
Section 4.5, of its percentage ownership share of Capacity and Energy from the Facility notwithstanding whether any or all of the following criteria have been met in whole or in part:

                  5.2.1 successful completion of required testing of the Facility has occurred for purposes of financing, project operation, air permitting, Purchaser's planning and reporting, and manufacturers' warranties, including establishment of the initial Demonstrated Capability of the Facility as contemplated in Section 4.1.2;

                  5.2.2 the Facility has completed four (4) successful start-ups without experiencing any abnormal operating conditions and has generated continuously for a period of not less than sixteen (16) hours while synchronized to the Grid at a net Capacity output of at least ninety percent (90%) of the Demonstrated Capability (adjusted for ambient conditions) without experiencing any abnormal operating conditions;

                  5.2.3 the Facility is in compliance with the Interconnection Agreement, either is capable of operation in the AGC mode or is capable of responding to manual load change instructions, has achieved initial synchronization with the Grid, and has demonstrated the reliability of its communications systems and communications with the Florida Municipal Power Pool Energy Control Center located in the OUC Pershing Operations Building (or the replacement for such control center if the Customers decide to have their generation control performed at a different location); and

                  5.2.4 certificates of insurance coverages and/or insurance policies required of Seller have been obtained and submitted to Purchaser as required by Section 28.

         5.3 Test Energy. Seller shall coordinate the production and delivery of Test Energy with Purchaser. Purchaser shall cooperate with Seller to facilitate Seller's testing of the Facility, provide the fuel necessary to conduct testing, and shall accept Test Energy delivered to Purchaser in accordance with the provisions of Section 4.2.

                                    SECTION 6
                 REQUESTS FOR ENERGY; OPERATION AND MAINTENANCE

         6.1 Communicating Requests for Energy. Purchaser shall have the right to request deliveries of Energy by providing a Request for Energy to Seller in accordance with this Section 6 and Appendix B; provided, however, that Purchaser and the other Customers shall coordinate their Scheduling requirements by jointly submitting a single Request for Energy that covers all of their respective requirements on any given day.

               6.1.1 The Customer's joint Requests for Energy may request the full output of the Facility, reduced by those amounts, if any, that Customers jointly elect to subtract from the Capacity available to Customers pursuant to the process provided in Section 4.1.4 of this Agreement and the other Power Purchase Agreements. If the Customer's joint Request for Energy is for less than the full output of the facility, then the request shall be deemed to be a Request for Energy first from Purchaser's Equity Capacity and, if such Equity Capacity is not sufficient, then from Purchaser's purchased Energy under this Agreement.

               6.1.2 The Parties hereby consent to the recording of all conversations on the telephone lines used for communicating Requests for Energy and related notices and instructions in accordance with customary industry practice. The contents of such recordings shall be definitive.

         6.2 Limitations on Requests for Energy. Notwithstanding anything to the contrary in this Agreement, any Request for Energy, operation in the AGC mode or operation in response to a Capacity Emergency that would require the Facility to operate in a manner inconsistent with the Technical Limits, Prudent Utility Practice or applicable Law and Permit requirements shall be deemed not to comply with the requirements and limitations set forth in this Section 6. If and when a Customers' Request for Energy does not comply with the requirements and limitations of this Section 6 by reason of the previous sentence, Seller will notify Customers of such noncompliance promptly after Seller realizes that the Request for Energy is noncompliant and will modify Customer's Request for Energy to make it consistent with the Technical Limits, Prudent Utility Practice and all applicable Laws and Permits to the extent it is reasonably possible to do so consistent with such standards.

         6.3 Operation of the Facility. Seller shall operate and maintain the Facility in accordance with this Agreement, Prudent Utility Practice, the Technical Limits and all applicable Laws and Permit requirements. Any emission allowances required for operation of the Facility as contemplated in this Agreement shall be provided in accordance with the applicable provisions of the Operating Agreement.

         6.4 Scheduled Maintenance. Seller agrees to schedule Planned Major Maintenance during the Off-Peak Period, or to obtain Purchaser's consent to schedule such maintenance during the Peak Period. Seller will submit to Purchaser an annual maintenance projection and will make reasonable efforts to coordinate the scheduling of such Planned Major Maintenance with Purchaser, including estimated start dates and return to service dates. Seller must seek the consent of OUC, acting for itself and on behalf of the other Customers (which Purchaser hereby authorizes) in scheduling of any Minor Maintenance; provided, however, that Purchaser guarantees Seller will be afforded a minimum of four (4) such Minor Maintenance events distributed approximately evenly over the Off-Peak Period, with a maximum of six (6) such Minor Maintenance events during any year; provided, further, that requests for Minor Maintenance events during the period from May 15 through September 15 may be granted or withheld in OUC's sole discretion.

         6.5 Transmission Operator. Coordination with an RTO regarding security and reliability of the Grid as it relates to the Facility, or any other entity, having control over the security and reliability of the Grid shall be the responsibility of Seller as the operator of the Facility. Coordination with an RTO, or other entity, having balancing authority or scheduling authority over the Facility should be handled by Purchaser for any schedules to Purchaser from the Facility and by Seller for any other schedules from the Facility. Any orders, directives or operating requirements that Seller is required to follow by Law imposed on Seller by an RTO, or any other entity, having control over the security and reliability of the Grid shall take precedence over this Agreement. To the extent the requirements of such order, directive or operating requirement necessarily prevent Seller from fulfilling its obligations under this Agreement, Seller shall be relieved of its obligations hereunder. To the extent the requirements of such order, directive or operating requirement conflict with Seller's fulfillment of its obligations hereunder, the rights and obligations of the Parties hereunder shall be adjusted as necessary to comply with such orders, directives or operating requirements.

                                    SECTION 7
                        INTERCONNECTION AND TRANSMISSION

               7.1 Interconnection Facilities. The Parties shall execute an Interconnection Agreement pursuant to applicable interconnection policies and procedures of OUC. The Interconnection Agreement shall contain terms and conditions governing the interconnection and parallel operation of the Facility with the Grid.

         7.2 Delay in Interconnection. Purchaser shall cause OUC to complete the OUC Interconnection Facilities and ensure that the Grid is capable of providing and receiving Energy by the date that is eight (8) months prior to the anticipated Commercial Operation Date, but in no event earlier than January 15, 2003. By the date that Seller has completed the collector bus and the 230 kv line to the OUC Interconnection Facilities, but no earlier than the date that is eleven (11) months prior to the anticipated Commercial Operation Date, OUC shall provide service to the Facility for the purposes of engineering and testing the collector bus and other systems by either providing 230 kv service at the 230 kv Interconnection Point or by providing service to the 4160 kv SWGR bus. If for any reason, other than the fault of Seller, OUC fails to complete the OUC Interconnection Facilities and/or if the Grid is not capable of providing and receiving Energy (as determined by OUC and as supported by reasonable documentation) in accordance with the preceding sentence and, as a result, OUC cannot accommodate Seller's start-up and testing of the Facility (such a delay, an "IF/Grid Delay"), then the Scheduled Commencement Date shall be extended by that period of time equal to the IF/Grid Delay; provided, however, that Purchaser shall make the Capacity Payments as provided in Section 5.1.3(b); provided, further, that if Seller would not have been capable of delivering Energy from the Facility to the OUC Interconnection Facilities, even in the absence of an IF/Grid Delay, on the original anticipated Commercial Operating Date ("Seller's Delay"), then extension of the Scheduled Commencement Date and the date on which Purchaser is obligated to make Capacity Payments shall be adjusted by the period of time of Seller's Delay.

         7.3      Transmission.
                  ------------

                  7.3.1 Purchaser shall be responsible for all costs associated with and for making all necessary transmission arrangements for Delivered Energy, including tagging and any required Ancillary Services, with the transmission service provider for delivery from and beyond the Delivery Point.

                  7.3.2 Seller shall bear all costs and losses and shall be responsible for making all arrangements for transmission service, including tagging and any required ancillary services, with respect to delivery of Capacity and Energy from an Alternate Resource to an unconstrained point on the Grid.

                                    SECTION 8
                             RISK OF LOSS; METERING

         8.1 Risk of Loss. Delivered Energy sold pursuant to this Agreement shall be made available to Purchaser at the Delivery Point. Risk of loss with respect to all such Energy shall pass to Purchaser when such Delivered Energy is made available to Purchaser at the Delivery Point. Risk of loss with respect to the natural gas supply utilized to deliver Energy pursuant to this Agreement shall pass to Seller when such natural gas supply is made available to Seller at the Gas Delivery Point. For purposes of this Agreement, and except to the extent expressly limited in this Agreement, Purchaser shall bear all risk of all occurrences of any nature (including Force Majeure or any other event beyond the reasonable control of either Party) affecting any interconnection facilities, substations, transmission lines and other facilities on Purchaser's side of the applicable Delivery Point and the Gas Delivery Point.

         8.2 Place of Measurement. All Energy from the Facility shall be measured by the Facility's meters (such meters collectively, the "Interconnection Meters"), and the Energy delivered from the Facility shall be the Interconnection Meters' readings of the quantities of Energy, reduced by an amount equal to the applicable Energy quantity necessary to compensate for the loss, if any, between the Interconnection Meters and the Delivery Point.

         8.3 Testing and Calibration of Interconnection Meters. Seller shall inspect and calibrate the Interconnection Meters at least once a year. Seller shall give Purchaser reasonable advance notice of any inspection, testing or calibration of the Interconnection Meters. Purchaser shall have the right to have a representative present at such inspection, testing or calibration of the Interconnection Meters. Purchaser shall have the right to require, at Purchaser's expense except as set forth in Section 8.4, a test of any of the Interconnection Meters not more often than once every twelve (12) months. If any Interconnection Meter is found to be inaccurate by one half of a percent (0.5%) or less, then any previous recordings of such Interconnection Meter shall be deemed accurate, but Seller shall use its reasonable efforts to adjust such Interconnection Meter immediately and accurately. In the event that any Interconnection Meter is found to be inaccurate by more than one half of a percent (0.5%), Energy delivered at the corresponding Delivery Point shall be measured by reference to Customers' check-meters, if installed and registering accurately, or the meter readings at the Delivery Point for the period of inaccuracy shall be adjusted as far as can be reasonably ascertained by Seller from the best available data from both Parties. If the period of the inaccuracy cannot be ascertained reasonably, any such adjustment shall be for a period equal to one half of the time elapsed since the preceding test. Customers' check meters, if installed, shall be subject to Seller's right to require, at Seller's expense except as set forth in Section 8.4, a test of any of the check-meters not more often than once every twelve (12) months. If any of Customers' check meters is found to be inaccurate by one half of a percent (0.5%) or less, then any previous recordings of such check meter shall be deemed accurate, but Customers shall use their reasonable efforts to adjust such check meter immediately and accurately.

         8.4 Delivered Energy Adjustments. In the event that, due to correction for inaccurate Interconnection Meters with an inaccuracy in excess of one half of a percent (0.5%) (determined in accordance with Section 8.3), the amount of Delivered Energy is increased or decreased, the revised quantity of Delivered Energy shall be used for purposes of calculating the Energy Payment pursuant to
Section 4.2. If any Energy Payment has already been calculated using the previous quantity of Delivered Energy, the Energy Payment shall be recalculated using the revised quantity of Delivered Energy. If the recalculation (i) increases the Energy Payment, Purchaser shall pay to Seller the amount of such increase, or (ii) decreases the Energy Payment, Seller shall refund to Purchaser the amount of such decrease. In any such case, the required payment shall be included on the next invoice to be issued and shall be paid at the time payment of such invoice is required pursuant to Section 9. Any payment required under this Section 8.4 shall bear interest in accordance with Section 9.3 from the original due date (or from the date paid in the case of a refund) until the date paid (or until the date refunded in the case of a refund). In the case of inaccurate Meters with an inaccuracy in excess of one half of a percent (0.5%), the Party which owns such Meters shall promptly cause such Meters to be corrected and, where such inaccuracy was determined pursuant to a test required by the other Party, the Party which owns such Meters shall bear the expense of any such test.

                                    SECTION 9
                                METHOD OF PAYMENT

         9.1 Invoicing and Payment. As soon as reasonably practicable after the first day of each month commencing with the second month or portion thereof during which Test Energy is delivered to Purchaser and continuing for each month until the first month after the end of the Operating Period, Seller shall submit to Purchaser an invoice as described in Section 9.2. If such invoice indicates a net amount payable to Seller, Purchaser shall pay such invoice within ten (10) Business Days of Purchaser's receipt of the invoice. Such payment shall be made in U.S. dollars by wire transfer of immediately available funds prior to 3:00 p.m. Eastern Prevailing Time, on the date of payment in accordance with the invoice instructions. Payments made after 3:00 p.m. Eastern Prevailing Time or on a day that is not a Business Day shall be deemed to be made on the next subsequent Business Day. If such invoice indicates a net amount payable to Purchaser, Seller shall pay such amount within ten (10) Business Days of Purchaser's receipt of the invoice.

         9.2 Monthly Invoices. Each monthly invoice shall show the amount and calculation of the following, as applicable: (i) the Capacity Payment and Energy Payment payable by Purchaser to Seller for the preceding month net of any amounts to be credited by Seller to Purchaser for such month; (ii) following each Contract Year, the net amount payable by Purchaser or Seller pursuant to
Section 4.3 respecting the Availability Incentive Payment and Availability Damages, as the case may be; and (iii) payments, refunds, credits and reductions, if any, payable by either Party pursuant to Sections 9.3 or 9.4.

         9.3 Late Payments. Any amount due from either Party hereunder not paid in full on or before the date such payment is due will incur a delayed payment charge on the unpaid amount from the original due date until the date paid at an annual rate equal to the then current Prime Rate plus six (6) percentage points (or such lesser annual rate as is the maximum rate permitted by applicable Law).

         9.4 Billing Disputes. In the event of any dispute as to all or any portion of any monthly invoice, Purchaser shall give notice of the dispute to Seller but shall pay the full amount of the invoiced charges when due (or if applicable, Seller shall give notice to Purchaser of Seller's dispute regarding any information provided by Purchaser that was a factor in any calculation supporting invoiced amounts). Such notice shall state the amount in dispute and set forth a full statement of the grounds on which such dispute is based. Purchaser and Seller shall give all due and prompt consideration to any such dispute. Upon final determination (whether by agreement, dispute resolution pursuant to Section 18 hereof, or otherwise) of the dispute, any amounts due to Purchaser or Seller, together with interest from the date due until the date paid at the rate specified in Section 9.3, shall be paid no later than thirty
(30) days following such final determination. Purchaser and Seller shall have until the end of one hundred eighty (180) days after its receipt of any invoice, statement or information supporting invoice calculations to question or contest the correctness of any charge or credit on such invoice or statement.

         9.5 Audit Rights. Until the end of one hundred eighty (180) days after Purchaser's receipt of any invoice, Seller and Purchaser will make available to the other upon written request, and the Purchaser or Seller may audit, such books and records of the other (or other information to which Purchaser or Seller has access) as are reasonably necessary for Purchaser or Seller to calculate and determine the amounts shown on such invoice and thereby to verify the accuracy and appropriateness of the amounts billed or credited to Purchaser or Seller hereunder; provided, however, that Purchaser shall coordinate its rights under this section with the other Customers in order to conduct joint, rather than individual, audits pursuant to this provision. The Parties shall maintain their respective books and records in accordance with generally accepted accounting principles applicable from time to time.

                                   ARTICLE 10
                    CHANGE IN LAW; MODIFICATION OF AGREEMENT

         10.1     Change in Law.
                  -------------

               10.1.1 The Parties acknowledge that a Change in Law may increase or decrease Seller's costs in providing service under this Agreement. In the event of such a Change in Law, Seller may give notice to Purchaser that Seller's costs of providing service under this Agreement have changed (which notice will include reasonably detailed information about such cost changes) and, in the event such notice is given, this Agreement shall be modified to reflect such changes in costs, subject to Section 18, provided, however, that in the event Seller provides notice of such an increase, then Purchaser may provide documentation to Seller of other Changes in Law that have decreased the cost of providing service under this Agreement and Seller shall set-off any such decrease in cost against the increase in cost identified in the Seller's notice.

               10.1.2 Purchaser shall pay the adjusted amount calculated pursuant to Section 10.1.1 for the period commencing with the notice of changed cost through the date of termination of this Agreement. The Parties shall make such payments as are appropriate to adjust all prior billings or payments to reflect the adjustments described herein.

               10.1.3 A "Change in Law" shall mean a change in Law which constitutes a new environmental or tax Law or a new interpretation of such Law (not including a change in tax Laws that assess taxes only on Seller's net income) or a change in the provisions contained in the Site Certification permits and which generally affects the cost of, or restricts, operation of the Facility.

         10.2 Modification of Agreement. In the event the FERC modifies this Agreement, the Parties agree to make all changes necessary to preserve as nearly as possible the bargain contained in this Agreement, including but not limited to, the total amounts of Capacity and Energy delivered to Purchaser and the total amount of revenues to be received by Seller hereunder; provided, however, that Seller shall have the right to terminate this Agreement without further obligation to Purchaser in the event that modifications to this Agreement by FERC cause a material adverse effect on the economic value of this Agreement to Seller; provided, further, that Purchaser shall have the right to terminate this Agreement without further obligation to Seller in the event that modifications to this Agreement by FERC cause a material adverse effect on the economic value of this Agreement to Purchaser; and provided, further, that in the event Seller elects to terminate this Agreement pursuant to this Section 10.2, then Purchaser and Seller agree to expeditiously proceed with a sale at net book value of Seller's entire ownership interest in the Facility to Purchaser and the other Customers in accordance with the provisions of the Ownership Agreement. Seller agrees to use good faith efforts, consistent with Prudent Utility Practice, to resist any changes to this Agreement proposed by the FERC or any other Governmental Body or their respective staffs, and Purchaser agrees not to seek, request, promote or support any changes to this Agreement before the FERC or any other Governmental Body.

                                   SECTION 11
                                  FORCE MAJEURE

         11.1 Force Majeure Notice and Obligations. With respect to those obligations of the Parties set forth in this Agreement that expressly excuse performance in the event of a Force Majeure, the existence of Force Majeure that causes a Party (the "Non-Performing Party") to delay performance or fail to perform such obligations shall excuse the Non-Performing Party's delay in performing, or failure to perform, such obligations, subject to any express limitations on such excuse provided or referenced in the Section invoking the excuse. In the event of Force Majeure that causes the Non-Performing Party to delay performance or fail to perform its obligations under this Agreement and that excuses such delay or failure:

                  11.1.1 the Non-Performing Party shall give the other Party written notice and full details as soon as practicable after learning of the Force Majeure;

                  11.1.2 the Non-Performing Party shall use reasonable dispatch to remedy its inability to perform (except that this provision shall not impose a requirement on either Party to deliver or receive Energy at a delivery point other than a Delivery Point), and, if Seller is the Non-Performing Party, Seller shall use reasonable efforts to provide Energy from the Facility at a Delivery Point; and

                  11.1.3 when the Non-Performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect.

                                   SECTION 12
                         EVENTS OF DEFAULT; TERMINATION

         12.1 Events of Default of Seller. Except when excused due to a Force Majeure event pursuant to the provisions of Section 11 hereof, an Event of Default shall be deemed to have occurred with respect to Seller upon the occurrence and during the continuance of any of the following events:

               12.1.1 The Bankruptcy of Seller;

               12.1.2 Seller fails to pay any invoiced amount or undisputed non-invoiced amount when due under this Agreement within five (5) Business Days after receiving notice of such failure;

               12.1.3 Seller fails to perform or observe any of its material obligations or covenants hereunder or otherwise is in material breach of this Agreement (other than obligations addressed in Section 12.1.2) and such failure or breach continues unremedied for a period of thirty
          (30) days following notice from Purchaser demanding cure of such failure or breach (or within such longer period of time as is reasonably necessary to accomplish such cure, if it cannot be reasonably accomplished within such 30-day period and Seller diligently commences such cure in such period and continues such cure to completion); or

               12.1.4 Any representation or warranty made by Seller herein, in the Ownership Agreement or in any document or certificate furnished by Seller hereunder shall have been false when made and such false representation or warranty has a material and adverse effect on Purchaser and, if capable of being cured, such false representation or warranty is not cured within thirty (30) days after notice thereof from Purchaser.

         12.2 Events of Default of Purchaser. An Event of Default shall be deemed to have occurred with respect to Purchaser upon the occurrence and during the continuance of any of the following events:

               12.2.1 The Bankruptcy of Purchaser;

               12.2.2 Purchaser fails: (i) to pay any invoiced amount or any undisputed non-invoiced amount when due under this Agreement within ten (10) Business Days after receiving notice of such failure; or (ii) to make any payment of principal or interest under the Bond Legislation or any other bond resolution, indenture or similar secured instrument of the Purchaser when due (at maturity, upon redemption or otherwise), which failure is not cured within ten (10) Business Days;

               12.2.3 Purchaser fails to perform or observe any of its material obligations or covenants hereunder or otherwise is in material breach of this Agreement (other than payment obligations, which are addressed in Section 12.2.2) and such failure or breach continues unremedied for a period of thirty (30) days following notice from Seller demanding cure of such failure or breach (or within such longer period of time as is reasonably necessary to accomplish such cure, if it cannot reasonably be accomplished within such 30-day period and Purchaser diligently commences such cure in such period and continues such cure to completion);

               12.2.4 Any representation or warranty made by Purchaser herein, in the Ownership Agreement or in any document or certificate furnished by Purchaser shall have been false when made and such false representation or warranty has a material and adverse effect on Seller and, if capable of being cured, such false representation or warranty is not cured within thirty (30) days after notice thereof from Seller; or

               12.2.5  Purchaser fails to comply with any of the requirements of
          Section 15 within thirty (30) days of receipt of Seller's written notice of such failure.

         12.3 Remedies; Notice of Intent to Terminate. Subject to the provisions of this Agreement providing for limitations on damages and for exclusive remedies under certain circumstances, upon the occurrence and during the continuation of any Event of Default, the Party not in default (the "Non-Defaulting Party") shall have the right to pursue all remedies available at law or in equity, suspend its performance under this Agreement to the extent of the Event of Default and/or to deliver a notice of intent to terminate ("Notice of Intent to Terminate") this Agreement to the Party in default ("Defaulting Party"). Any Notice of Intent to Terminate shall specify the Event of Default giving rise to such Notice of Intent to Terminate. Following the giving of a Notice of Intent to Terminate, the Parties shall negotiate pursuant to the provisions of Section 18 hereof, following which, unless the Parties shall have otherwise mutually agreed on a remedy or the Defaulting Party or any lender or financing party ("Lender") to the Defaulting Party or its affiliate, or agent on behalf of a Lender, shall have cured such default or is diligently pursuing a remedy to cure the Event of Default, the Non-Defaulting Party having given the Notice of Intent to Terminate may terminate this Agreement by giving written notice thereof to the Defaulting Party, whereupon this Agreement shall immediately terminate; provided, however, that upon a default under Section 12.2.2, the Non-Defaulting Party may serve a notice of termination of this Agreement without having first to deliver a Notice of Intent to Terminate and to negotiate under Section 18, whereupon this Agreement shall terminate immediately upon delivery of such notice of termination, unless such default shall have been cured prior to the delivery of such notice of termination. Except as provided in Sections 2.2, 2.3, 5.1.2, 10.2, 12.4, and 12.5 or in this Section 12.3, or in
Section 4.3. of the Ownership Agreement, neither Party shall have any right to terminate this Agreement.

         12.4 Notice to Lenders. Any and all notices given by Purchaser to Seller under this Section 12 shall also be given at the same time by Purchaser to any Lender for which Seller provides written notice to Purchaser of the need to provide such notice and the address to which such notice must be sent. No termination of this Agreement by Purchaser will be effective until and unless Purchaser shall have given Seller's Lenders notice of Seller's Event of Default and an opportunity to cure such Event of Default, which notice and cure period shall be as set forth in any consent executed by Purchaser with Seller's Lenders but in any event such notice and cure period shall be at least concurrent with that provided to Seller under this Agreement.

         12.5     Termination Payment.
                  -------------------

               12.5.1  Except in the case of an Event of Default  under  Section
          12.2.2 under the circumstances that are described in Section 12.5.2 below or an Event of Default under Section 12.1.3 under the circumstances that are described in Section 12.5.3 below, in the event that a Non-Defaulting Party terminates this Agreement pursuant to
          Section 12.3 and provided an Event of Default shall not have occurred and be continuing as to such Non-Defaulting Party, the Defaulting Party shall pay the Non-Defaulting Party the Termination Payment, as defined below, within thirty (30) days of the effective date of the termination. Except as so otherwise provided in Section 12.5.2 or 12.5.3, the Termination Payment (if applicable) shall be the Defaulting Party's sole liability arising out of a termination of this Agreement pursuant to Section 12.3, and neither Party shall have any other liability or obligation to the other Party arising out of a termination of this Agreement pursuant to Section 12.3. The Defaulting Party's Termination Payment (if applicable) to the Non-Defaulting Party resulting from an Event of Default under this Agreement shall be calculated as follows:

                                   Termination Payment = TPR * APCN

                                   Where:

                                   TPR = a termination payment rate in dollar per kilowatt, which is equal to: (i) [redacted] is given between the date of this Agreement's execution and the end of the twelfth (12th) month after the date Purchaser gives notice under Section 2.2 or 2.3 that it has elected to terminate this Agreement; (ii) [redacted] if the Notice of Intent to Terminate is given between the end of such twelfth (12th) month and the end of the twenty-fourth (24th) month after the date Purchaser gives such notice; or (iii) [redacted] if the Notice of Intent to Terminate is given between the end of such twenty-fourth (24th) month and the expected termination of this Agreement twelve (12) months later; and

                                   APCN = the Annual Purchaser's Capacity
                                   Nomination, in kilowatts, that is in effect on the date of the Notice of Intent to Terminate.

                           Delivery of a Notice to Terminate or calculation or payment of the Termination Payment shall not relieve the Defaulting Party of its obligation to pay all other amounts that became or have become due and payable by the Defaulting Party hereunder prior to the effective date of termination.

               12.5.2 In the case of an Event of Default under Section 12.2.2 by Purchaser at a time when Purchaser is able to pay its debts generally as they come due, Seller shall be entitled to recover its actual damages, which the Parties recognize may be greater than, or less than, the Termination Payment. In determining actual damages, any amounts actually recovered from Seller's reasonable efforts to mitigate such damages shall be taken into account.

               12.5.3 In the case of an Event of Default by Seller under Section
          12.1.3 that results from a failure by Seller to deliver Energy from the Facility to Purchaser as required by this Agreement at a time when
          (i) the Facility was capable of delivering such Energy to Seller as required by this Agreement consistent with Prudent Utility Practice, the Technical Limits and applicable Law and Permit requirements, and
          (ii) Seller sold such Energy to a third party, then Purchaser shall be entitled to recover the actual damages of Purchaser, which the Parties recognize may be greater than, or less than, the Termination Payment. In determining actual damages, the actual results of Purchaser's reasonable efforts to mitigate such damages shall be taken into account.

               12.5.4 In receiving a Termination Payment or recovering actual damages, the Non-Defaulting Party shall also be entitled to recover its reasonable attorney fees in enforcing this provision.

                                   SECTION 13
                                     WAIVER

         Failure by either Party to exercise any of its rights under this Agreement shall not constitute a waiver of such rights. Neither Party shall be deemed to have waived any right resulting from any failure to perform by the other Party unless it has made such waiver specifically in writing, and no such waiver shall operate as a waiver of any future failure to perform whether of a like or different character. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                                   SECTION 14
                         REPRESENTATIONS AND WARRANTIES

         14.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

               14.1.1 Organization and Existence. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to transact business in Florida, and has sufficient power and authority to execute and deliver this Agreement and the Collateral Documents and to perform its obligations hereunder and thereunder. Seller has full power and authority to carry on its business as it is now being conducted and as it is contemplated hereunder and under the Collateral Documents to be conducted in the future.

               14.1.2 Due Authorization. The execution, delivery and performance of this Agreement and the Collateral Documents by Seller has been duly and effectively authorized by all requisite action on the part of Seller. This Agreement and the Collateral Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

               14.1.3 Litigation. There is no action, suit, claim, proceeding or investigation pending or, to Seller's knowledge, threatened against Seller or The Southern Company by or before any Governmental Body having jurisdiction over Seller or The Southern Company which, if adversely determined, would have a material adverse effect upon Seller's ability to enter into and perform its obligations and consummate the transactions contemplated by this Agreement and the Collateral Documents or the material rights of Purchaser under this Agreement or the Collateral Documents. Neither Seller nor The Southern Company is subject to any material outstanding judgment, order, writ, injunction or decree of any Governmental Body having jurisdiction over Seller or The Southern Company which would materially and adversely affect its ability to enter into and perform its obligations under this Agreement and the Collateral Documents or the material rights of Purchaser under this Agreement or the Collateral Documents.

               14.1.4 No Violation or Conflict. The execution, delivery and performance by Seller of this Agreement and the Collateral Documents do not violate or conflict with Seller's operating agreement, any existing Law applicable to Seller, or any note, bond, indenture, agreement or instrument to which Seller is a party or by which it is bound.

               14.1.5 Approvals. Other than the approvals by the Governmental Bodies described in Attachment A of the Ownership Agreement, there are no approvals or consents, the absence of which would materially impair Seller's ability to consummate the transactions described in, or to perform its obligations under, this Agreement and the Collateral Documents.

               14.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

               14.2.1 Organization and Existence. Purchaser is a statutory utility authority duly organized, validly existing and in good standing under the laws of the State of Florida and has sufficient statutory power and authority to execute and deliver this Agreement and the Collateral Documents and to perform its obligations hereunder and thereunder. Purchaser has full statutory power and authority to carry on its business as it is now being conducted and as it is contemplated hereunder and under the Collateral Documents to be conducted in the future.

               14.2.2 Due Authorization. The execution, delivery and performance of this Agreement and the Collateral Documents by Purchaser has been duly and effectively authorized by all requisite action on the part of Purchaser's governing board. This Agreement and the Collateral Documents constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

               14.2.3 Litigation. There is no action, suit, claim, proceeding or investigation pending or, to Purchaser's knowledge, threatened against Purchaser by or before any Governmental Body having jurisdiction over Purchaser which, if adversely determined, would have a material adverse effect upon Purchaser's ability to enter into and perform its obligations and consummate the transactions contemplated by this Agreement and the Collateral Documents or the material rights of Seller under this Agreement or the Collateral Documents. Purchaser is not subject to any material outstanding judgment, order, writ, injunction or decree of any Governmental Body having jurisdiction over Purchaser which would materially and adversely affect its ability to enter into and perform its obligations under this Agreement and the Collateral Documents or the material rights of Seller under this Agreement or the Collateral Documents.

               14.2.4 No Violation or Conflict. The execution, delivery and performance by Purchaser of this Agreement and the Collateral Documents do not violate or conflict with Purchaser's charter or bylaws, any existing Law applicable to Purchaser, or any note, bond, resolution, indenture, agreement or instrument to which Purchaser is a party or by which it is bound.

               14.2.5 Approvals. Other than the approvals by the Governmental Bodies described in Attachment A of the Ownership Agreement, there are no approvals or consents, the absence of which would materially impair Purchaser's ability to consummate the transactions described in, or to perform its obligations under, this Agreement and the Collateral Documents.

               14.2.6 No Immunity. With respect to its contractual obligations hereunder and performance thereof, Purchaser is not entitled to claim immunity on the grounds of sovereignty or similar grounds with respect to itself or its revenues or assets from: (a) suit; (b) jurisdiction of any Florida court; or (c) relief by way of injunction, order for specific performance or attachment of property that is subject to execution or levy under Florida Law (including the Eligible Collateral).

         14.3 Warranties Regarding Energy, Capacity and Ancillary Services. Seller warrants that the Energy, Capacity and Ancillary Services provided under this Agreement (i) shall have been delivered in accordance with applicable Law, and (ii) meets the requirements set forth in this Agreement. THE FOREGOING IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN FACT OR BY LAW WITH RESPECT TO THE ENERGY, CAPACITY AND ANCILLARY SERVICES PROVIDED HEREUNDER. SELLER HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES WHATSOEVER.

                                   SECTION 15
                              PERFORMANCE ASSURANCE

         15.1 In the event that Purchaser experiences a Material Adverse Change, as defined below, as security for Purchaser's payment obligations under this Agreement, Purchaser shall deliver to Seller within ten (10) Business Days of Seller's written request therefor, Eligible Collateral in an amount equal to the lesser of: (i) [redacted] of Capacity Payments, or (ii) [redacted] of the total of Capacity Payments for the remainder of the Operating Period.

               15.1.1 As used in this Section 15.1: (i) a "Material Adverse Change" shall occur (A) when Purchaser's credit rating on its senior securities falls below the lower of (x) BBB- (Standard & Poors) or Baa3 (Moody's) and (y) the lowest credit rating of Southern Guarantor's senior securities under either Moody's or Standard & Poors, (B) upon an Event of Default by Purchaser under Section 12.2.2,
          (C) upon a failure by Purchaser to make any required deposit into any sinking fund under the Bond Legislation or any other bond resolution, indenture or similar secured instrument entered into in connection with the issuance of additional debt (each a "Debt Instrument"), or
          (D) upon a failure by Purchaser to maintain in any debt service account under the Bond Legislation or any Debt Instrument at least fifty percent (50%) of the amount required to be maintained in such account requirement; and (ii) "Eligible Collateral" means cash deposited into an operating reserve account from "Revenues", as that term is defined in the Bond Legislation, or an unconditional letter of credit from an "A" rated bank, as determined by Standard & Poors or Moody's, in a form reasonably acceptable to Seller; provided, however, that for purposes of Sections 15.1.1(i)(C) and 15.1.1(i)(D), Eligible Collateral shall constitute an unconditional letter of credit from an "A" rated bank, as determined by Standard & Poors or Moody's, in a form reasonably acceptable to Seller. Costs of a letter of credit shall be borne by Purchaser.

               15.1.2 If at any time during the term of this Agreement neither Standard & Poors nor Moody's is in the business of providing credit ratings or willing to rate Purchaser, then Purchaser and Seller will negotiate in good faith to choose and implement an alternative mechanism for determining if and when a "Material Adverse Change" has occurred.

               15.2 In the event that legislation is enacted in the State of Florida which contains provisions that will cause an Event of Default by Purchaser at any time during the term of this Agreement, Seller will have the right, from and after the date of enactment of such legislation, to provide Purchaser with written notice requesting Eligible Collateral, as defined above, in an amount equal to the lesser of: (i) [redacted] of Capacity Payments, or (ii) [redacted] of the total of Capacity Payments for the remainder of the Operating Period. Upon receipt of such notice, in addition to Purchaser's other payment obligations under this Agreement, Purchaser shall within thirty (30) days provide such Eligible Collateral.

               15.3. To the extent Purchaser delivers Eligible Collateral in the form of cash to be held in an operating reserve account pursuant to Sections 15.5 or 15.6, Purchaser hereby grants to Seller a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, such Eligible Collateral, and any and all proceeds resulting therefrom or from the liquidation thereof, and Purchaser agrees to take such action as Seller reasonably requires in order to perfect Seller's first-priority security interest in, and lien on (and right of setoff against), such Eligible Collateral and any and all proceeds resulting therefrom or from the liquidation thereof. This Agreement is intended to, and does, constitute a security agreement between Seller and Purchaser with regard to any cash which may constitute Eligible Collateral.

         15.4. Upon or any time after the occurrence and during the continuation of an Event of Default of Purchaser, Seller may (i) exercise any of the rights and remedies of a secured party with respect to the Eligible Collateral, including any such rights and remedies under Law then in effect, such as but not limited to the Uniform Commercial Code, and (ii) liquidate and/or draw on any outstanding Eligible Collateral issued for its benefit (free from any claim or right of any nature whatsoever of Purchaser including any equity or right of purchase or redemption by Purchaser) with respect to Purchaser's obligations under this Agreement. In the event that Seller liquidates or draws on any of the Eligible Collateral, Purchaser shall within ten (10) Business Days of notice from Seller of such liquidation or draw, deliver additional cash or increase the amount of the letter of credit, as the case may be, in order to replenish the amount of the Eligible Collateral to the extent of the liquidation or draw.

         15.5. If the trigger of a Material Adverse Change was occurrence of the circumstances in Sections 15.1.1(i)(A) or the circumstances described in Section
15.2 occur, then: (i) if the Eligible Collateral is in the form of cash, Seller will hold the Eligible Collateral in an interest-bearing operating reserve account, established by Seller, and the agent for which shall act pursuant to Seller's instructions and will return the balance of such account, including interest, at such time as the circumstances described in Sections 15.1.1(i)(A) and 15.2 no longer apply (provided that Purchaser shall be entitled to receive any funds in such operating reserve account at any time and to the extent that such funds exceed [redacted] of the total of Capacity Payments for the remainder of the Operating Period); or (ii) if the Eligible Collateral is in the form of a letter of credit, such letter of credit shall expire at such time as the circumstances described in Sections 15.1.1 and 15.2 no longer apply and Seller shall return such letter of credit to Purchaser (provided that Purchaser shall be entitled to reduce the amount available under the letter of credit at any time and to the extent that such amount exceeds [redacted] of the total of Capacity Payments for the remainder of the Operating Period).

         15.6 If the trigger of a Material Adverse Change was occurrence of the circumstances described in Section 15.1.1(i)(B), then (i) if the Eligible Collateral is in the form of cash, Seller will hold the Eligible Collateral in an interest-bearing operating reserve account, established by Seller, and the agent for which shall act pursuant to Seller's instructions and will return the balance of such account, including interest, at such time as Purchaser shall have (A) cured the Event of Default under Section 12.2.2 that triggered the Material Adverse Change and (B) thereafter avoided both any further Events of Default under Section 12.2.2 and a Material Adverse Change as described in
Section 15.1.1(i)(A) or 15.2 for a period of sixty (60) continuous days (provided that Purchaser shall be entitled to receive any funds in such operating reserve account at any time and to the extent that such funds exceed [redacted] of the total of Capacity Payments for the remainder of the Operating Period); or (ii) if the Eligible Collateral is in the form of a letter of credit, such letter of credit shall expire (and Seller shall return such letter of credit) at such time as Purchaser shall have (C) cured the Events of Default under Section 12.2.2 that triggered the Material Adverse Change and (D) thereafter avoided both any further Events of Default under Section 12.2.2 and a Material Adverse Change as described in Section 15.1.1(i)(A) or 15.2 for a period of sixty (60) continuous days (provided that Purchaser shall be entitled to reduce the amount available under the letter of credit at any time and to the extent that such amount exceeds [redacted] of the total of Capacity Payments for the remainder of the Operating Period).

         15.7 In the event that the Purchaser exercises its right to elect an Extended Term or any Further Extension of this Agreement pursuant to Sections
2.2 and 2.3, and on any day of such Extended Term or Further Extensions the circumstances of either Sections 15.1.1 or 15.2 apply, then, Purchaser shall deliver to Seller within ten (10) Business Days of the date of such occurrence, Eligible Collateral, as defined above, in an amount equal to [redacted] of Capacity Payments, and the provisions of Sections 15.3, 15.4, 15.5 and 15.6 shall apply to such Eligible Collateral.

                                   SECTION 16
                              LIABILITY OF PARTIES

         16.1     INDEMNITIES.
                  -----------

               16.1.1  TO  THE  EXTENT   PERMITTED  BY  LAW,   EACH  PARTY  (THE
          "INDEMNIFYING PARTY") SHALL FULLY INDEMNIFY AND DEFEND THE OTHER PARTY AND EACH OF THE OTHER PARTY'S SUBSIDIARIES AND AFFILIATES, AND THE PARTNERS, MEMBERS, PARTICIPANTS, PRINCIPALS, REPRESENTATIVES, SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF EACH OF THEM (THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, CLAIMS, DEMANDS, PENALTIES AND INTEREST, INCLUDING REASONABLE ATTORNEYS' FEES, RESULTING FROM THIRD PARTY CLAIMS DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT, TO THE EXTENT CAUSED OR CONTRIBUTED TO BY THE FAULT, INTENTIONAL ACT, NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFYING PARTY OR ITS SUBSIDIARIES, AFFILIATES, CONTRACTORS OR SUBCONTRACTORS OR ANY OF THE OFFICERS, PARTNERS, MEMBERS, PARTICIPANTS, SHAREHOLDERS, PRINCIPALS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY OF THEM OR BY BREACH BY THE INDEMNIFYING PARTY OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT ANY LIABILITY TO THIRD PARTIES INCURRED BY SELLER IN PERFORMANCE OF ITS AGENCY FUNCTIONS PURSUANT TO THE OWNERSHIP AGREEMENT OR THE OPERATING AGREEMENT SHALL BE APPORTIONED IN ACCORDANCE WITH ARTICLE 9 OF THE OWNERSHIP AGREEMENT OR
          ARTICLE 7 OF THE OPERATING AGREEMENT.

               16.1.2 IF ANY INDEMNIFIED  PARTY INTENDS TO SEEK  INDEMNIFICATION
          UNDER THIS SECTION 16.1 FROM AN INDEMNIFYING PARTY WITH RESPECT TO ANY ACTION OR CLAIM, THE INDEMNIFIED PARTY SHALL GIVE THE INDEMNIFYING PARTY WRITTEN NOTICE OF SUCH CLAIM OR ACTION PROMPTLY FOLLOWING THE RECEIPT OF ACTUAL KNOWLEDGE OR INFORMATION BY THE INDEMNIFIED PARTY OF A POSSIBLE CLAIM OR OF THE COMMENCEMENT OF A CLAIM OR ACTION, WHICH WRITTEN NOTICE SHALL IN NO EVENT BE DELIVERED LATER THAN THE FIRST TO OCCUR OF (A) FIFTEEN (15) DAYS PRIOR TO THE LAST DAY FOR RESPONDING TO SUCH CLAIM OR ACTION OR (B) THE EXPIRATION OF THE FIRST HALF OF THE PERIOD ALLOWED FOR RESPONDING TO SUCH CLAIM OR ACTION. THE INDEMNIFYING PARTY SHALL HAVE NO LIABILITY UNDER THIS SECTION FOR ANY CLAIM OR ACTION FOR WHICH SUCH NOTICE IS NOT PROVIDED TO THE EXTENT THAT THE FAILURE TO GIVE SUCH WRITTEN NOTICE MATERIALLY PREJUDICES THE INDEMNIFYING PARTY. UPON ACKNOWLEDGMENT OF ITS OBLIGATIONS UNDER THIS
          SECTION 16.1, THE INDEMNIFYING PARTY SHALL HAVE THE RIGHT TO ASSUME THE DEFENSE OF ANY CLAIM OR ACTION, AT ITS SOLE COST AND EXPENSE, WITH COUNSEL DESIGNATED BY THE INDEMNIFYING PARTY AND REASONABLY SATISFACTORY TO THE INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT IF THE DEFENDANTS IN ANY SUCH ACTION INCLUDE BOTH THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY, AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO THOSE AVAILABLE TO THE INDEMNIFYING PARTY, THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO SELECT SEPARATE COUNSEL, AT THE INDEMNIFYING PARTY'S EXPENSE, TO ASSERT SUCH LEGAL DEFENSES AND TO OTHERWISE PARTICIPATE IN THE DEFENSE OF SUCH ACTION ON BEHALF OF SUCH INDEMNIFIED PARTY.

               16.1.3 EXCEPT TO THE EXTENT EXPRESSLY PROVIDED HEREIN, NO INDEMNIFIED PARTY SHALL SETTLE ANY CLAIM OR ACTION WITH RESPECT TO WHICH IT HAS SOUGHT OR INTENDS TO SEEK INDEMNIFICATION PURSUANT TO THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE INDEMNIFYING PARTY. SHOULD ANY INDEMNIFIED PARTY BE ENTITLED TO INDEMNIFICATION UNDER THIS SECTION 16.1 AS A RESULT OF A CLAIM OR ACTION BY A THIRD PARTY, AND SHOULD THE INDEMNIFYING PARTY FAIL TO ASSUME THE DEFENSE OF SUCH CLAIM OR ACTION, THE INDEMNIFIED PARTY MAY, AT THE EXPENSE OF THE INDEMNIFYING PARTY, CONTEST (OR, WITH OR WITHOUT THE PRIOR CONSENT OF THE INDEMNIFYING PARTY, SETTLE) SUCH CLAIM OR ACTION. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED HEREIN, NO INDEMNIFYING PARTY SHALL SETTLE ANY CLAIM OR ACTION WITH RESPECT TO WHICH IT MAY BE LIABLE TO PROVIDE INDEMNIFICATION PURSUANT TO THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT IF THE INDEMNIFYING PARTY HAS REACHED A BONA FIDE SETTLEMENT AGREEMENT WITH THE PLAINTIFF(S) IN ANY SUCH ACTION AND THE INDEMNIFIED PARTY DOES NOT CONSENT TO SUCH SETTLEMENT AGREEMENT, THEN THE AMOUNT SPECIFIED IN THE SETTLEMENT AGREEMENT, PLUS THE INDEMNIFIED PARTY'S REASONABLE ATTORNEY FEES INCURRED PRIOR TO THE DATE OF SUCH SETTLEMENT AGREEMENT, SHALL ACT AS AN ABSOLUTE MAXIMUM LIMIT ON THE INDEMNIFICATION OBLIGATION OF THE INDEMNIFYING PARTY WITH RESPECT TO THE CLAIM, OR PORTION THEREOF, THAT IS THE SUBJECT OF SUCH SETTLEMENT AGREEMENT TO THE EXTENT SUCH SETTLEMENT AGREEMENT FULLY RELEASES THE INDEMNIFIED PARTY AND DOES NOT REQUIRE ANY PAYMENT FROM, OR IMPOSE ANY RESTRICTION ON, THE INDEMNIFIED PARTY.

         16.2 LIMITATION ON DAMAGES. NEITHER PARTY NOR ITS SUBSIDIARIES OR AFFILIATES NOR THE OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, PARTICIPANTS, PARTNERS, MEMBERS, SHAREHOLDERS, PRINCIPALS, DIRECTORS, SUCCESSORS OR ASSIGNS OF ANY OF THEM SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATES OR THE OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, PARTICIPANTS, PARTNERS, MEMBERS, SHAREHOLDERS, PRINCIPALS OR DIRECTORS OF ANY OF THEM FOR CLAIMS FOR INCIDENTAL, PUNITIVE, CONSEQUENTIAL, EXEMPLARY OR INDIRECT DAMAGES OF ANY NATURE, ARISING AT ANY TIME, FROM ANY CAUSE WHATSOEVER, WHETHER ARISING IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY, BY OPERATION OF LAW OR OTHERWISE, CONNECTED WITH OR RESULTING FROM PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS SECTION 16.2 IS NOT INTENDED, NOR SHALL IT BE CONSTRUED, TO LIMIT OR ELIMINATE A PARTY'S OBLIGATION TO PAY LIQUIDATED DAMAGES OR TERMINATION PAYMENTS OR MAKE ANY OTHER PAYMENTS EXPRESSLY CONTEMPLATED HEREIN, OR IN ANY COLLATERAL DOCUMENT, EVEN IF IT MAY BE POSSIBLE TO CHARACTERIZE SUCH LIQUIDATED DAMAGES OR TERMINATION PAYMENTS OR OTHER PAYMENTS AS INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES.

         16.3 Seller Affiliate Guarantee. Seller shall at all times following the Effective Date of this Agreement cause an Affiliate of Seller to maintain in place a payment guarantee in the form attached to this Agreement as Appendix E. For purposes of the previous sentence, an "Affiliate" of Seller shall be any entity controlling, under common control with or controlled by Seller, which has a credit rating on its senior securities at or above BBB- (Standard & Poors) and Baa3 (Moody's). If at any time during the term of this Agreement neither Standard & Poors nor Moody's is in the business of providing credit ratings or willing to rate Seller's affiliates, then Purchaser and Seller will negotiate in good faith to choose and implement an alternative mechanism for determining if and when an entity controlling, under common control with or controlled by Seller has sufficient credit-worthiness to qualify as an "Affiliate."

         16.4 No Penalty. The Parties agree that it would be extremely difficult to precisely determine the amount of actual damages that would be suffered by Purchaser due to Seller's failure to meet the Availability Guarantee or achieve the schedule provided under Section 5.1.1, that the Availability Damages set forth in Section 4.3 and the liquidated damages set forth in Section 5.1.2 are fair and reasonable determinations of the amount of actual damages which would be suffered by Purchaser or Seller, as the case may be, by reason of such failure, and that the Availability Damages and other liquidated damages do not constitute a penalty. Similarly, the Parties agree that it would be extremely difficult to precisely determine the amount of actual damages that would be suffered by either Party in case of an Event of Default and a termination of this Agreement by the Non-defaulting Party, that the Termination Payment set forth in Section 12.5.1 is a fair and reasonable determination of the amount of actual damages which would be suffered by the Non-defaulting Party in such event, and that the Termination Payment does not constitute a penalty.

                                   SECTION 17
                                   ASSIGNMENT

         17.1 Agreement Binding. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their successors and permitted assigns.

         17.2 Permitted Assignment. This Agreement shall not be assignable by Seller without the prior written consent of Purchaser, except that this Agreement (a) may be assigned by Seller without the requirement for such consent (but with notice to Purchaser) (i) to any Lender from time to time providing financing to Seller or its affiliate with respect to all or any portion of the Project or (iii) to any Lender or its designee in connection with a foreclosure or other exercise of remedies, and (b) unless otherwise waived by Purchaser, shall be assigned in whole or in part by Seller without the requirement for such consent (but with notice to Purchaser) in the event of a sale by Seller of all or a portion of Seller's interest in the Facility, with the purchaser of Seller's interest in the Facility assuming Seller's obligations under this Agreement in the same percentage as the portion of Seller's interest being transferred bears to Seller's entire interest in the Facility. This Agreement shall not be assignable by Purchaser without the prior written consent of Seller, provided, however, that Purchaser may assign this Agreement to another Customer without the requirement for such consent (but with notice to Seller) so long as such Customer has not experienced a Material Adverse Change under its PPA. Any such transferee, assignee or purchaser (other than a Lender through collateral assignment in connection with a lease or other financing transaction permitted under Section 6.2.8 of the Ownership Agreement) shall confirm its willingness to accept all of the assigning Party's obligations under this Agreement by writing reasonably acceptable to the non-assigning Party. Any such assignee, transferee or purchaser (other than a Lender through collateral assignment in connection with a lease or other financing transaction permitted under Section 6.2.8 of the Ownership Agreement) must be sufficiently creditworthy and otherwise capable of performing all of the assigning Party's obligations under this Agreement. No assignment or transfer of this Agreement by a Party shall be permitted during any period in which an Event of Default of such Party shall have occurred and be continuing and not cured, unless the other Party shall agree. No assignment of this Agreement shall relieve the assigning Party of any of its obligations under this Agreement, except that the assignor shall be released from its obligations under this Agreement at such time as all future obligations of the assignor hereunder shall have been assumed by the assignee in a written agreement delivered to the other Party. Any assignment that does not comply with the provisions of this Section 17 shall be null and void.

                                   SECTION 18
                               DISPUTE RESOLUTION

         18.1 Good-Faith Negotiations. The Parties shall first negotiate in good faith to attempt to resolve any dispute, controversy or claim arising out of, under, or relating to this Agreement (a "Dispute"), unless otherwise mutually agreed to by the Parties. In the event that the Parties are unsuccessful in resolving a Dispute through such negotiations, either Party may proceed immediately to litigation concerning the Dispute.

               18.1.1 The process of "good-faith negotiations" requires that each Party set out in writing to the other its reason(s) for adopting a specific conclusion or for selecting a particular course of action, together with the sequence of subordinate facts leading to the conclusion or course of action. The Parties shall attempt to agree on a mutually agreeable resolution of the Dispute. A Party shall not be required as part of these negotiations to provide any information which is confidential or proprietary in nature unless it is satisfied in its discretion that the other Party will maintain the confidentiality of and will not misuse such information or any information subject to attorney-client or other privilege under applicable Law regarding discovery and production of documents.

               18.1.2 The negotiation process shall include at least two (2) meetings to discuss any Dispute. Unless otherwise mutually agreed, the first meeting shall take place within ten days after either Party has received notice from the other of the desire to commence formal negotiations concerning the Dispute. Unless otherwise mutually agreed, the second meeting shall take place no more than ten days later. In the event a Party refuses to attend a negotiation meeting, either Party may proceed immediately to litigation concerning the Dispute.

         18.2 Confidentiality and Non-Admissibility of Statements Made in, and Evidence Specifically Prepared for, Good Faith Negotiations. Each Party hereby agrees that all statements made in the course of good faith negotiations, as contemplated in Section 18.1, shall be confidential and shall not be disclosed to or shared with any third parties (other than any person whose presence is necessary to facilitate the negotiation process). Each Party agrees and acknowledges that no statements made in or evidence specifically prepared for good faith negotiations under Section 18.1 shall be admissible for any purpose in any subsequent litigation.

                                   SECTION 19
                                    AMENDMENT

         This Agreement cannot be amended, modified or supplemented except by written agreement making specific reference hereto executed by both Parties.

                                   SECTION 20
                                     NOTICES

         Other than telephonic notices required or permitted under Section 6.1 or Appendix B, any notice required or permitted to be given hereunder shall be in writing and shall be: (i) personally delivered; (ii) transmitted by postage prepaid registered mail; (iii) transmitted by a recognized overnight courier service; or (iv) transmitted by facsimile to the receiving Party as follows, as elected by the Party giving such notice:


         20.1     In the case of Purchaser:
                  ------------------------

                  Orlando Utilities Commission
                  500 South Orange Avenue
                  Orlando, Florida 32801
                  Attention: Vice-President of Power Resources
                  Telephone: 407-244-8372
                  Facsimile: 407-275-4120

                  With a copy to:
                  --------------

                  Kissimmee Utility Authority
                  1701 West Carroll Street
                  Kissimmee, Florida 34741
                  Attention: Manager Bulk System Planning
                  Telephone: 407-933-7777 ext. 1235
                  Facsimile: 407-847-0787

         20.2     In the case of Seller:
                  ---------------------

                  Southern Company Services, Inc.
                  270 Peachtree Street, Bin 935
                  Atlanta, Georgia 30303
                  Attention: Director of Contract Administration
                  Telephone: 404-506-5100
                  Facsimile: 404-506-0304


                  With a copy to:
                  --------------

                  Troutman Sanders LLP
                  Bank of America Plaza
                  600 Peachtree Street N.E.
                  Atlanta, Georgia 30308
                  Attention: Robert H. Forry, Esq.
                  Telephone: 404-885-3142
                  Facsimile: 404-962-6559

All notices and other communications shall be deemed to have been duly given on
(i) the date of receipt if delivered personally, (ii) five (5) days after the date of posting if transmitted by mail, (iii) the Business Day following delivery to the courier if transmitted by overnight delivery service, or (iv) the date of transmission with confirmation if transmitted by facsimile, whichever shall first occur. Any Party may change its address for purposes hereof by notice to the other Party.


                                   SECTION 21
                                 APPLICABLE LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, exclusive of any conflict of laws provisions thereof that would apply the laws of another jurisdiction. The Parties hereby submit to the jurisdiction of, and agree that venue for actions hereunder shall be, the U.S. District Court for the Middle District of Florida, if the U.S. District Court has jurisdiction, or, if the U.S. District Court does not have jurisdiction, the Circuit Court of the State of Florida sitting in Orange County, Florida, and the Parties hereby waive any objection to venue in such courts and any objection to any action or proceeding on the basis of forum non conveniens.

                                   SECTION 22
                                  SEVERABILITY

         The invalidity or unenforceability of any provision or portion of this Agreement will not affect the validity of the remainder of this Agreement. If any provision of this Agreement is determined to be invalid or unenforceable, the Parties will negotiate in good faith to agree upon substitute provisions to carry out the purpose and intent of the invalid or unenforceable provision. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any Party as a result thereof, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

                                   SECTION 23
                                ENTIRE AGREEMENT

         This Agreement and the Collateral Documents contain the complete agreement of the Parties hereto with respect to the matters contained herein and supersede all other agreements, understandings and negotiations, whether written or oral, with respect to the matters contained herein.

                                   SECTION 24
                          NO THIRD PARTY BENEFICIARIES

         This Agreement is intended to be solely for the benefit of Purchaser and Seller and their respective successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any Person not a signatory hereto.

                                   SECTION 25
                                  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument.

                                   SECTION 26
                         INFORMATION AND CONFIDENTIALITY

         Where a Party makes any calculation of costs or damages under this Agreement, such Party shall provide, upon the reasonable request of the other Party, documentation supporting such calculation. Neither Party shall disclose or otherwise make available to any other party any information of a technical, commercial or business nature regarding the Project or this Agreement that has been marked or identified as confidential or proprietary ("Confidential Information") without the prior written consent of the other Party, except that
(a) Seller or its affiliate may provide Confidential Information to its or any such affiliate's prospective Lenders, underwriters, investors, affiliates, advisors, employees, officers and directors to the extent reasonably required in connection with the administration of this Agreement, the issuance of debt or equity or other financing activities of Seller or its affiliate, or the performance of any duties relating to this Agreement; (b) Purchaser may provide Confidential Information to its advisors, employees, officers, directors and Lenders to the extent reasonably required in connection with the administration of this Agreement or the performance of any such Person's duties relating to this Agreement; (c) any Party may disclose any such Confidential Information in any litigation or proceeding to enforce or recover damages under this Agreement;
(d) any Party (or its affiliate) may disclose any such Confidential Information as may be required by any applicable Law, regulation or governmental order; and
(e) any Party (or its affiliate) may disclose such Confidential Information to any person or entity succeeding to all or substantially all the assets of such Party (or its affiliate) or all or a substantial portion of its interest in the Facility; provided, that in the case of (e), any such successor shall agree to be bound by the provisions of this Section 26. Confidential Information shall not include information that: (i) the receiving Party can demonstrate was known to it prior to its disclosure by the other Party; (ii) is, or later becomes, public knowledge without breach of this Agreement by the receiving Party; (iii) was received by the receiving Party from a third party without obligation of confidentiality; or (iv) is developed by the receiving Party independently from Confidential Information received from the other Party, as evidenced by appropriate documentation. In the event that disclosure is required by a valid order of a court or Governmental Body, the Party subject to such requirement may disclose Confidential Information to the extent so required, but shall promptly notify the other Party and shall cooperate with the other Party's efforts to obtain protective orders or similar restraints with respect to such disclosure. The provisions of this Section 26 shall continue in effect until three years after the end of the Operating Period.

         The Parties understand that under the Florida Public Records Law (Section 119.10, Florida Statutes), any Party or all of them may be subject to statutory fines and penalties, including but not limited to a requesting Party's costs and attorney's fees for failure to make public records available for public inspection upon request (Chapter 119, Florida Statutes). In addition, each Party may be subject to its own costs and expenses of litigation. With this understanding in mind, the Parties agree that in the event Purchaser in an attempt to comply with this Agreement, refuses to honor a public records request under Chapter 119, Florida Statutes, for examination or inspection of a confidential document of Seller or any affiliate of Seller and is forced to defend its actions in a court of competent jurisdiction, Seller shall indemnify, defend, and hold Purchaser harmless from and against any fines, penalties, costs, attorney's fees and expenses, including, but not by way of limitation, attorney's fees, expert fees, court costs and other costs arising from or related to defending any lawsuit bought pursuant to Chapter 119, Florida Statutes; provided, however, Seller's consent with such refusal shall be obtained before Seller can be liable under this Section 26. In addition, the Parties shall cooperate to provide witnesses to support the Parties' declarations and certification that the Confidential Information is a valid trade secret under the above cited Florida law and meets all definitional requirements therein or is exempt from disclosure under other applicable Florida law.

                                   SECTION 27
                                PUBLIC STATEMENTS

         Seller and Purchaser shall consult with each other and neither of them shall issue a press release or make a statement intended for release to the general public with respect to the transactions contemplated hereby without the consent of the other Party, which consent shall not be unreasonably withheld, unless the Party desiring to make such statement or press release is advised by legal counsel that a statement or press release is required by applicable Law (including information provided pursuant to a request for public information under the Florida Public Records Law, Section 119.10, Florida Statutes); provided, however, that in this event the Party making the public statement or press release shall notify the other Party in advance of such statement or press release and allow the other Party reasonable time to comment on such statement or press release. Notwithstanding the immediately preceding sentence, the Parties acknowledge that certain meetings of the Orlando Utilities Commission and the City of Orlando are open to the public, and nothing in this Agreement shall be deemed to require that the proceedings of such meetings not be made public or to restrict the reporting by the media of such proceedings.

                                   SECTION 28
                                    INSURANCE

         Seller and Purchaser, and all contractors and subcontractors performing any services in connection with the operation or maintenance of the Facility, shall obtain and maintain in force comprehensive general liability insurance, and property insurance for injury to persons and property, automobile liability insurance and workman's compensation insurance, all in amounts and under terms as required by the Operating Agreement.

                                   SECTION 29
                                      TAXES

         Purchaser shall reimburse Seller for, or pay to Seller, all sales, use, personal property and other taxes of every kind paid or collected by Seller, if any, that are not currently levied and are hereafter levied on the purchase, sale or use of fuel consumed by the Facility to provide Energy or Ancillary Services in accordance with this Agreement or the purchase, sale or use of Capacity, Energy or Ancillary Services under this Agreement, but excluding any taxes levied on Seller's net income. Purchaser shall pay directly for all such sales, use, personal property and other taxes which it is legally obligated and empowered to pay. In the event Seller, on behalf of Purchaser, pays any taxes that are the responsibility of Purchaser to reimburse or pay, under the first two sentences of this Section 29, the amount so paid by Seller shall be added to a monthly invoice submitted by Seller to Purchaser under Section 9, and Purchaser shall pay such amount in accordance with Section 9. Upon the reasonable request of Purchaser, Seller agrees to (i) provide documents related to taxes or assessments to be reimbursed or paid by Purchaser under this Agreement and (ii) cooperate with Purchaser at Purchaser's expense should Purchaser seek to obtain from the entity to which taxes were paid a refund of any taxes paid by Seller and/or reimbursed or paid by Purchaser.

                                   APPENDIX A

                                TECHNICAL LIMITS

                              Unit Operating Modes

1.       Definition of Operating Modes.
         -----------------------------

         The Facility will have several different operating modes.

o Mode 1: Normal Operation--both gas turbines (CTs) operating with no supplemental firing of the Heat Recovery Steam Generator (HRSG) and no gas turbine power augmentation.

o Mode 2: Supplemental Firing Operation--both gas turbines operating at full load with supplemental firing of the HRSG.

o Mode 3: Power Augmentation Operation--both gas turbines operating at full load with supplemental firing of the HRSG's (Mode 2 Supplemental Firing Operation) to produce both steam for full steam turbine-generator output with the maximum allowed continuous throttle flow at the maximum allowed continuous throttle pressure and steam for full gas turbine power augmentation (steam injection.)

o Mode 4: Part-load Operation--one or both gas turbines operating at less than full load.

2.       Natural Gas Requirements.
         ------------------------

         The Facility will require "pipeline quality gas" meeting the requirements of GE fuel specification "GEI 41040E - Process Specification Fuel Gases for Combustion in Heavy Duty Gas Turbines".

         Natural gas is to be delivered to the Facility by pipeline and the pipeline and gas must meet the following equipment characteristics and requirements:

o        Nominal Maximum N.G. Flow (HHV) per Block (2x1)      [redacted]

o        Nominal N.G. Higher Heating Value                   [redacted]

o        Minimum Fuel Supply Temperature (after PRV)          [redacted]

o        Fuel Pressure at Gas Control Valve**                 [redacted]

                                                               [redacted]


                  * Based on Winter Peaking (19(degree)F) Power during Full Pressure Operation.

                  ** Reference GE Pub. GEI 41040E.

3.       Fuel Oil Requirements.
         ---------------------

         The Facility will require fuel oil that is in compliance with ASTM Standard Specification D-2880 (as revised) and "GE Gas Turbine Liquid Fuel Specifications" (document number GEI 41047H). This No. 2 GT Grade Gas Turbine Fuel Oil must be in compliance with the specifications and procedures for No. 2 Fuel Oil as defined in ASTM D396.

         Note that environmental permitting may create conditions for sulfur, fuel bound nitrogen and other specifications which could affect or add minimum specifications, such as, but not limited to, those identified in the following table:

                                                                ASTM TEST
                                      SPECIFICATIONS               METHOD
                                                                   ------

         Sulfur, % Wt., Max.      0.05                             D - 1266

         Fuel Bound Nitrogen      0.050% Max.


4.       Dispatch and Operational Requirements.
         -------------------------------------

o The Facility will be capable of operating with fuel oil. The Facility may fire oil in the gas turbines only and not in the HRSG duct burners. During these periods, the Facility shall operate in Mode 1 (Normal Operation) only.

o The Facility will require shutdown for a minimum of one hour prior to switching from natural gas to oil firing. The fuel oil forwarding system will not be operated during normal gas firing, but operation of the fuel forwarding system will be initiated upon proper notice of a requirement for fuel switching. The Facility will be capable of switching from oil to natural gas without shutdown; however, the Facility may be required to decrease to a minimum load and stabilize prior to ramping to full load.

o The Facility will be capable of being controlled via Automatic Generation Control (AGC) in Mode 1 (Normal Operation). The AGC load range and ramp rate will be set by the Facility's operator based on the actual capability of the CTs as determined through testing. With the duct burners firing (Mode 2 - Supplemental Firing Operation), the load range and ramp rate will be set and manually controlled by the Facility's operator based on the capabilities of the duct burners. No load following capability is available in Mode 3 (Power Augmentation Operation).

o The Facility will be allowed to operate in Mode 3 (Power Augmentation Operation) only at ambient temperatures of [redacted].

o The Facility will require [redacted] of de-mineralized water for Mode 1 (Normal Operation).

o The expected maximum allowable rate of load increase for the Facility will be [redacted]. Actual maximum load increase rate will be determined by actual testing and in light of final permit restrictions and emissions tests.

o The Facility will be expected to be capable of operating minimum load with one CT [redacted]. Actual minimum load will be determined in light of final NOx emissions and permit restrictions and testing.

o Required startup times for the Facility shall be as follows:

         Mode 1 (Normal Operation): refer to Attachment 1 - Time to Dispatch Curve. Note: Actual Curve to be determined by testing.

         Mode 2 (Supplemental Firing Operation): [redacted] Mode 1 (Normal Operation).

         Mode 3 (Power Augmentation Operation): [redacted] Mode 1 (Normal Operation) or [redacted] Mode 2
         (Supplemental Firing Operation).

o The Facility will be allowed to operate in Mode 3 (Power Augmentation Operation) a [redacted] /year based on the LTSA contract with GE.

o The Facility will not be allowed to operate in a traditional CT only mode (no simple cycle operation, i.e., no bypass stack). However, the CTs will be capable of operating independently of the steam turbine utilizing the steam bypass systems for a limited time. Most major plant equipment (such as HRSG BFP's, condenser, cooling tower and circulating water pumps) will be required during operation in this mode. The HRSG duct burners will not be available in this mode. The maximum generation capability of the Facility operating in this mode will be [redacted].

o The Facility's CT evaporative coolers should not be operated at ambient temperatures less than [redacted] to prevent freezing at the CT compressor inlet.

                                   [redacted]

                                   APPENDIX B

                               REQUESTS FOR ENERGY

         1.1 Schedules for Requested Quantities of Energy. Purchaser and each other Customer shall provide Seller with a single Request for Energy in order to schedule requested quantities of each category of unit output as follows:

                  1.1.1 Day Ahead Daily Schedule. Customers shall communicate the day ahead Request for Energy for each day to Seller at or before [redacted] of the immediately preceding day before delivery is to be made, or such other earlier time that may be required by an RTO.

                           1.1.1.1 When AGC mode is available, during each hour the unit is scheduled to be in AGC mode, the Request for Energy shall specify the maximum amount of Energy desired for each of the twenty-four (24) hours. During each hour the unit is in AGC mode, the Customers shall not be permitted to reduce the Request for Energy to an amount less than [redacted] of the maximum Energy scheduled during that hour in the Request for Energy from the Customers' aggregate Equity Capacity and the Customers' aggregate capacity available under the Power Purchase Agreements (Customers' "PPA Capacity"). If in any hour, should the Customers reduce the Request for Energy amount by more than [redacted], the Customers shall pay Seller [redacted] for the difference between the amount of the Delivered Energy and [redacted] below the Request for Energy amount.

                           1.1.1.2 During each hour the Facility is not scheduled to be in AGC mode or the AGC mode is unavailable, the Request for Energy shall specify the amount of Energy from the Customers' aggregate PPA Capacity and aggregate Equity Capacity for each of the twenty-four (24) hours. Requests for Energy shall be submitted in [redacted] increments in a total amount that falls between the Facility's minimum capability and its maximum capability as described in the Technical Limits.

                  1.2. Hourly Changes to the Daily Schedule. The Customers jointly shall be entitled to make changes to a Request for Energy by communicating such changes to Seller no later than [redacted] prior to the beginning of the hour in which such changes are to become effective. The Customers shall be responsible for any costs associated with OASIS notifications and NERC tagging requirements.

                  1.3. Capacity Emergency. During any periods in which the Customers experience a Capacity Emergency, the Customers shall be entitled to increase the Request for Energy on shorter notice than that provided in paragraph 1.2 above by an amount not to exceed the Customers' unavailable resources that were the cause of the Capacity Emergency and Seller shall endeavor to comply with the request consistent with the Technical Limits, Prudent Utility Practice, applicable Law and Permit requirements.

                  1.4. Minimum Start-up Time. If the Customers have scheduled a zero amount of Capacity in any hour and the Facility is not on-line, the Customers shall provide notice consistent with the Technical Limits prior to scheduling any Request for Energy.

                  1.5. Load Following Service. The Customers shall have the ability to control the output of the Facility using the AGC mode, if available, only to the extent that the Facility has the ability to operate in the AGC mode consistent with the Technical Limits, Prudent Utility Practice, and applicable Law and Permit requirements.

                  1.6 Electronic Scheduling. The Customers shall use electronic scheduling for Requests for Energy under this Agreement, if and to the extent that Seller's electronic scheduling capability is operational. To the extent it is not, the Parties will use other mutually agreed-upon communication procedures (such as fax).

         2.1      Shortfall Conditions; Oversupply Conditions.
                  -------------------------------------------

               2.1.1  If the  Facility  is in load  following  service  and OUC, acting for itself and on behalf of the other Customers, determines that the actual output of the Facility is not within [redacted] of the Request for Energy, OUC shall communicate to Seller the amount of error. Seller shall endeavor to adjust the actual output of the Facility to be equal to the Request for Energy within [redacted] of receipt of the notification. If the actual output of the Facility does not equal the Request for Energy within [redacted] of the notification, the Customers shall be entitled to reimbursement of their costs from Seller as follows:

                    2.1.1.1 If the actual output of the Facility is greater than the Request for Energy (an "Oversupply Condition"), the decremental cost associated with over-generation shall be documented by the Customers until the actual output of the Facility equals the Request for Energy. OUC, acting for itself and on behalf of the other Customers, shall coordinate with Seller during the period that the actual output of the Facility exceeds the Request for Energy. The Customers shall advise Seller of the total decremental costs associated with each instance of an Oversupply Condition. Seller shall compensate OUC, on its own behalf and as agent for KUA and FMPA, for any such Oversupply Condition.

                    2.1.1.2 If the actual output of the unit is less than the Request for Energy (an "Undersupply Condition"), the provisions of Section 4.3 will apply if applicable.

                    2.1.2 If the Facility is not in load  following  service and
               OUC, acting for itself and on behalf of the other Customers, determines that the actual output of the unit is not within [redacted] of the schedule included in the Request for Energy (plus any other scheduled output pursuant to Seller's right to schedule Energy pursuant to Section 4.5 of this Agreement), then OUC shall communicate to Seller the amount of the error. Seller shall endeavor to adjust the actual output of the Facility to be equal to the Request for Energy (plus any other scheduled output pursuant to Seller's right to schedule Energy) within [redacted] of receipt of the notification. If the actual output of the Facility does not equal the schedule included in the Request for Energy (plus any other scheduled output pursuant to Seller's right to schedule Energy) within [redacted] of the notification, the Customers shall be entitled to reimbursement of their costs from Seller as follows:

                           2.1.2.1 If an Oversupply Condition exists, the decremental cost associated with over-generation shall be documented by the Customers until the actual output of the unit equals the Request for Energy (plus any other scheduled output pursuant to Seller's right to schedule Energy). The Customers shall advise Seller of the total decremental costs associated with each instance of an Oversupply Condition.

                           2.1.2.2 If an Undersupply Condition exists, the provisions of Section 4.3 will apply if applicable.

         3.1 Notification Requirements for Delivery of Energy from Alternate Resources.


                    3.1.1 When the Facility is available  and running at minimum load and spinning reserves are available, Seller will notify OUC if Seller has scheduled delivery of Energy from Alternate Resources to meet all or a portion of Customers' Schedule at least [redacted] (or the amount of time in which an RTO has determined that the Physical Transmission Rights ("PTRs") may be recalled) prior to the scheduled commencement of delivery of such Energy. For purposes of paragraph 3.1, the phrase "has scheduled delivery" means that Seller has scheduled and arranged the OASIS, tagging, and any transmission rights required by an RTO. If an RTO is established in Florida, and under such condition the RTO determines that Physical Transmission Rights (PTRs) may be recalled if not utilized, then Seller will notify OUC if Seller has so scheduled delivery of Energy from Alternate Resources at least [redacted] (or the amount of time in which an RTO has determined that the PTRs may be recalled) and [redacted] prior to the scheduled commencement of delivery of such Energy. At the time Seller notifies OUC that Seller has so scheduled delivery of Energy from Alternate Resources, Seller will identify the source and quantity of such Energy and the path of its transmission to OUC.

                    3.1.2 When the Facility is unavailable  and is not scheduled to return to service in time for Seller to serve the Customers' Schedule, Seller will notify OUC within [redacted] after Seller's receipt of Customers' Schedule if Seller has scheduled delivery of Energy from Alternate Resources to meet all or a portion of such Customers' Schedule. At the time Seller notifies OUC that Seller has so scheduled delivery of Energy from Alternate Resources, Seller will identify the source and quantity of such Energy and the path of its transmission to OUC.

                    3.1.3 When the Facility becomes  unavailable while Seller is serving Customers' Schedule, Seller will notify OUC within [redacted] after the Facility is deemed unavailable if Seller has scheduled delivery of Energy from Alternate Resources to meet all or a portion of the remainder of Customers' Schedule. If Seller notifies OUC that Seller has so scheduled delivery of Energy from Alternate Resources, then Seller will schedule delivery of such Energy to begin no later than the top of the next full hour following the hour that Seller notified OUC of Seller's election. (Example: The Facility becomes unavailable at [redacted] Seller gives notice no later than [redacted] if Seller will arrange to deliver Energy from Alternate Resources. Delivery from Alternate Resources should begin no later than [redacted]) At the time Seller notifies OUC that Seller has so scheduled delivery of Energy from Alternate Resources, Seller will identify the source and quantity of such Energy and the path of its transmission to OUC.

                    3.1.4 When the Facility is expected to return from an outage, but does not, Seller will notify OUC within [redacted] of Seller's realization that the Facility will not be available as expected to meet the start of a Customer's Schedule. If the start of such Customer's Schedule is to begin within [redacted] or less from the time of such notice, Seller will notify OUC at the same time if Seller has scheduled delivery of Energy from Alternate Resources to meet all or a portion of such Customer's Schedule. Otherwise Seller will notify OUC if Seller has scheduled delivery of Energy from Alternate Resources to meet all or a portion of such Customer's Schedule at least [redacted] prior to the start of such Schedule and preferably at least [redacted] prior. If Seller notifies OUC that Seller has scheduled delivery of Energy from Alternate Resources, then Seller will schedule delivery of such Energy to begin no later than the top of the next full hour following the hour that Seller notified OUC of Seller's election (but not earlier than the original start of such Customers' Schedule). If an RTO develops in Florida, and under such condition the RTO determines that PTRs may be recalled if not utilized, then Seller will notify OUC if Seller has scheduled delivery of Energy from Alternate Resources at least [redacted] (or the amount of time in which an RTO has determined that the PTRs may be recalled) and [redacted] prior to the scheduled commencement of delivery of such Energy. At the time Seller notifies OUC that Seller has so scheduled delivery of Energy from Alternate Resources, Seller will identify the source and quantity of such Energy and the path of its transmission to OUC.

                                   APPENDIX C

                           CAPACITY TESTING PROCEDURE

        The capability of the Facility will be required to be demonstrated prior to the Commencement Date. The demonstration of the capability of the Facility following the Commencement Date shall be scheduled in accordance with the provisions of Section 4.1.2. As provided in Section 4.1.3, Participants may also request additional tests of the Facility which shall not be used as the basis for determining the Demonstrated Capability of the Facility. Purchaser shall have the right to monitor (either on-Site or otherwise) all performance tests.

        All Capacity testing will be adjusted to the Rated Conditions using correction curves supplied by Seller. "Rated Conditions" means seventy (70) degrees Fahrenheit ((degree)F) and forty five percent (45%) relative humidity. The demonstrated net output of the Facility will be as measured by the Meters.

        On the date of the Capacity test, Seller shall bring the Facility to maximum full load capability within the Technical Limits of the Facility for the ambient conditions for that day. The test shall be scheduled between the weekday hours of 11:00 a.m. and 7:00 p.m. (prevailing Eastern Time) and will be conducted over an eight consecutive hour period (or a lesser period if mutually agreed upon). Seller must notify Customers when the Facility is at maximum full load capability, at which time the Capacity test shall begin. The Demonstrated Capability will be the average net hourly output over the test period corrected to Rated Conditions.

exhibit 10.23.doc

                                       D-1


                                   APPENDIX D


         Example Calculations of Quantities of Gas Transportation and/or
            Commodity Required for Delivery from Alternate Resources


         Listed below are examples of the determination of the amount of gas transportation and/or commodity that the Fuel Supply Agent shall provide to Seller pursuant to Section 4.2.5.2 or 4.2.5.3 when Seller elects to deliver Energy from Alternate Resources.

Example 1

         The facility is unavailable. The Customers have Scheduled 400 MWh of Energy in an hour. Seller notifies OUC that Seller will supply the 400 MWh of Energy for the subject hour from Alternate Resources.

In Example 1, the Fuel Supply Agent will provide [redacted]

Example 2

         The facility is unavailable. The Customers have Scheduled 610 MWh of Energy in an hour. Seller notifies OUC that Seller will supply 550 MWh of Energy for the subject hour from Alternate Resources.

In Example 2, the Fuel Supply Agent will provide [redacted]

Example 3

         The facility is available. The Customers have Scheduled 450 MWh of Energy in an hour. Seller notifies OUC that Seller will deliver 100 MWh of Energy for the subject hour from Alternate Resources and 350 MWh from the Facility.

In Example 3, the Fuel Supply Agent will provide [redacted]

Example 4

         The facility is available. The Customers have Scheduled 600 MWh of Energy in an hour. Seller notifies OUC that Seller will deliver 200 MWh of Energy for the subject hour from Alternate Resources and 400 MWh from the Facility.

In Example 4, the Fuel Supply Agent will provide [redacted]

exhibit 10.23.doc

                                       E-9

                                   APPENDIX E

                            FORM OF PAYMENT GUARANTY

         This Guaranty Agreement (the "Guaranty") is made by The Southern Company ("Guarantor"), a Delaware corporation, in favor of Kissimmee Utility Authority ("KUA"), a public body corporate organized and existing under the laws of the State of Florida.

         WHEREAS, Southern Company - Florida LLC ("Principal Obligor"), a Delaware limited liability company, and KUA entered into that certain Power Purchase Agreement, dated as of March 19, 2001 (the "PPA");

         WHEREAS, Guarantor has agreed to provide assurance for the payment of Principal Obligor's obligations in connection with the PPA as provided in this Guaranty; and

         WHEREAS, the execution and delivery of this Guaranty by Guarantor is pursuant to the terms of the PPA in order to satisfy the requirement that Principal Obligor cause an Affiliate to maintain in place a guaranty of Principal Obligor's obligations under the PPA.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

     1. Guaranty. Guarantor hereby irrevocably, unconditionally and absolutely guarantees the punctual payment when due of Principal Obligor's payment obligations arising under the PPA, as amended or modified from time to time, together with any interest thereon, including, without limitation, any interest amounts accruing under the PPA during the pendency of insolvency, bankruptcy, reorganization or other similar proceedings affecting Principal Obligor or its assets; provided, however, that the maximum liability of Guarantor under this Guaranty with respect to Principal Obligor's obligations under the PPA shall be limited to the amount that is equal to the then-current Termination Payment (as defined in the PPA), which shall not exceed in any event One Million Nine Hundred Forty-Six Thousand One Hundred Dollars ($1,946,100) (collectively, the "Guaranteed Obligations"); provided, further, that the cap on Guarantor's liability under this Guaranty established in the immediately preceding clause creates an absolute cap on Guarantor's liability to KUA in relation to the PPA and, if and when Guarantor's liability under this Guaranty has reached such cap, then from and after such time, Guarantor shall have no further liability under this Guaranty whatsoever to KUA and this Guaranty shall thereupon terminate; provided, further, that costs incurred by Guarantor under Section 4 hereof shall not be counted for purposes of determining whether Guarantor has reached such cap, unless and to the extent that Guarantor's costs under such Section 4, together with costs incurred by Guarantor under the corresponding provisions of Guarantor's other three Payment Guarantees of contemporaneous date to one or more of OUC, FMPA and KUA, exceed Three Million Dollars ($3,000,000) in the aggregate.


     2. Guaranty Absolute. The liability of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of or defect or deficiency in the PPA or any other documents executed in connection with the PPA;

          (b) any assignment, transfer, modification, extension or waiver of any of the terms of the PPA;

          (c) any change in the time, manner, terms of payment of or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any agreement or instrument executed in connection therewith;

          (d) any sale, exchange, release or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any set off against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (e) applicable statutes of limitation, failure, omission, delay, waiver or refusal by KUA to exercise, in whole or in part, any right or remedy held by KUA with respect to the PPA or any transaction under the PPA; or

          (f) any change in the existence, structure or ownership of Guarantor or Principal Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Principal Obligor or its assets.

         The obligations of the Guarantor hereunder are several from the Principal Obligor or any other person, and are primary obligations concerning which the Guarantor is the principal obligor. There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by KUA upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Principal Obligor or any other guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Principal Obligor or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments had not been made.

3. Waiver. This is a guaranty of payment and not of collection. Guarantor hereby waives:


          (a) notice of acceptance of this Guaranty, of the creation or existence of any of the Guaranteed Obligations and of any action by KUA in reliance hereon or in connection herewith;

          (b) except as expressly set forth herein, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and

          (c) any requirement that suit be brought against Principal Obligor or any other person as a condition to Guarantor's liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantor.

         Notwithstanding anything to the contrary set forth herein, Guarantor shall have the same defenses available to it as Principal Obligor may have with respect to any payment obligations arising under the PPA.

          4. Expenses. Guarantor agrees to pay on demand any and all costs, including reasonable legal fees, and other expenses incurred by KUA in enforcing Guarantor's payment obligations under this Guaranty; provided that the Guarantor shall not be liable for any expenses of KUA if no payment under this Guaranty is due.

          5. Subrogation. Guarantor shall be subrogated to all rights of KUA against Principal Obligor in respect of any amounts paid by Guarantor pursuant to the Guaranty, provided that Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been irrevocably paid to KUA in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of KUA and shall forthwith be paid to KUA to be applied to the Guaranteed Obligations. If (a) the Guarantor shall perform and shall make payment to KUA of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations shall have been paid in full, KUA shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from such payment by Guarantor.

          6. Notices. All demands, notices and other communications provided for hereunder shall, unless otherwise specifically provided herein, (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by U.S. mail, registered or certified, return receipt requested, postage prepaid, or personally delivered. Notices shall be sent to the following addresses:

         If to KUA:

                  Kissimmee Utility Authority

                  1701 West Carroll Street

                  Kissimmee, FL  34741

                  Attention:  Director of Power Supply

                  Tel:  407-933-7777 ext. 1235

                  Fax:  407-847-0787

         With a copy to:

                  Kissimmee Utility Authority

                  1701 West Carroll Street

                  Kissimmee, Florida  34742-3219

                  Attention:  Manager Bulk System Planning

                  Telephone:  407-933-7777 ext. 1235

                  Facsimile:  407-847-0787



         If to Guarantor:

                  The Southern Company

                  c/o Southern Company Services, Inc.

                  270 Peachtree Street NW

                  Suite 2000

                  Atlanta, GA 30303

                  Attention:  Allen L. Leverett, Vice President and Treasurer

                  Tel:  404-506-0710

                  Fax:  404-506-0712

         With a copy to:

                  Robert H. Forry, Esq.

                  Troutman Sanders LLP

                  Bank of America Plaza

                  600 Peachtree Street, N.E.

                  Suite 5200

                  Atlanta, Georgia 30308-2216

                  Tel:  404-885-3142

                  Fax:  404-962-6559



         If to Principal Obligor:

                  Southern Company - Florida LLC

                  c/o Southern Company Services, Inc.

                  270 Peachtree Street NW

                  Suite 2000

                  Atlanta, GA 30303
                  Attention:  Allen L. Leverett, Vice President and Treasurer

                  Tel:  404-506-0710

                  Fax:  404-506-0712

         With a copy to:

                  Robert H. Forry, Esq.

                  Troutman Sanders LLP

                  Bank of America Plaza

                  600 Peachtree Street, N.E.

                  Suite 5200

                  Atlanta, Georgia 30308-2216

                  Tel:  404-885-3142

                  Fax:  404-962-6559

7. Demand and Payment. Any demand by KUA for payment hereunder shall be in writing, signed by a duly authorized officer of KUA and delivered to the Guarantor pursuant to Section 6 hereof, and shall (a) reference this Guaranty, (b) specifically identify the Principal Obligor, the Guaranteed Obligations to be paid and the amount of such Guaranteed Obligations and (c) set forth payment instructions. There are no other requirements of notice, presentment or demand. Guarantor shall pay, or cause to be paid, such Guaranteed Obligations within three (3) business days of receipt of such demand.

8. No Waiver; Remedies. Except as to applicable statutes of limitation, no failure on the part of KUA to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9.       Replacement of Guarantor and Termination.

                  (a) Guarantor may assign and delegate its rights and obligations under this Guarantee, in whole or in part, as follows: (i) without the consent of KUA, to Southern Power Company, a Delaware corporation and parent company of Principal Obligor, or other Affiliate of Principal Obligor, if Southern Power Company or such other Affiliate has achieved the following three characteristics: (1) a credit rating on its senior securities at or above BBB- (Standard & Poors) and Baa3 (Moody's), (2) Net Equity (as hereinafter defined) of at least Two Hundred Fifty Million Dollars ($250,000,000), as reflected on its most recent audited balance sheet, and (3) Gross Equity (as hereinafter defined) of at least Five Hundred Million Dollars ($500,000,000), provided, however, that the date on which Guarantor causes such a replacement of this Guaranty under this Section 9(a)(i) may not be earlier than the Commercial Operation Date (as defined in the Ownership Agreement); or (ii) with the consent of KUA, which consent may not be unreasonably withheld, to an assignee which has a credit rating on its senior securities at or above BBB- (Standard & Poors) and Baa3 (Moody's) and which meets other reasonable financial criteria similar to those identified in Section 9(a)(i), provided, however, that if Guarantor requests KUA's consent to such an assignment and delegation in connection with a permitted transfer or assignment of the PPA, then KUA may not withhold such consent if the assignee meets the financial criteria in Section 9(a)(ii). An assignment and delegation of Guarantor's rights and obligations under this Section 9 shall become effective when the replacement guarantor executes and delivers to KUA a replacement guaranty on terms and conditions substantially similar to this Guaranty.

                  (b) For purposes of this Guaranty, the following terms shall have the following meanings:

         "Net Equity" shall mean the aggregate of the capital stock and other equity accounts (including retained earnings and paid-in capital) of Southern Power Company or other Affiliate of Principal Obligor, as the case may be.

         "Gross Equity" shall mean Net Equity plus Guaranteed Debt plus loans to Southern Power Company from its parent corporation.

         "Guaranteed Debt" shall mean any obligations of Southern Power Company or other Affiliate of Principal Obligor, as the case may be, for or in respect of (a) moneys borrowed or raised (whether or not for cash) by whatever means (including acceptances, deposits, discounting, letters of credit, factoring (other than on a non-recourse basis), finance leases, and any other form of financing which is recognized in Southern Power Company's or other Affiliate of Principal Obligor's, as the case may be, financial statements as being in the nature of a borrowing (excluding for the avoidance of doubt, share capital, share premium account and any capital prepayment reserve), which has been guaranteed by Guarantor, and (b) the deferred purchase price of assets or services (other than goods and services obtained on normal commercial terms in the ordinary course of business or operations), which has been guaranteed by Guarantor.

         "Affiliate" of an Entity shall mean any other entity controlled by, controlling or under common control with such entity, where control of an entity means the ability to direct the policies of such entity through election of a majority of such entity's board of directors or other governing body or by contract or otherwise.

               (c) This Guaranty shall terminate, and upon the effective date of such termination Guarantor shall have no further liability hereunder, on the earliest to occur of: (i) the satisfaction of all of the Guaranteed Obligations, (ii) the termination or expiration of the PPA,
          (iii) the date on which the liability  cap is reached,  as provided in
          Section 1 hereof, or (iv) the date on which an assignment and delegation by Guarantor of its rights and obligations hereunder becomes effective under Section 9(a) hereof.

          10. Assignment by KUA; Successors and Assigns. KUA may, upon notice to Guarantor, assign its rights hereunder only to a subsequent owner of all of KUA's interest in the Facility and the Interconnection Facilities (as defined in the PPA) without the consent of Guarantor. Subject to the foregoing, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, and legal representatives.

          11. Amendments, Etc. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and KUA. No waiver of any provisions of this Guaranty or consent to any departure by Guarantor therefrom shall in any event be effective unless such waiver shall be in writing and signed by KUA. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

          12. Captions. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Guaranty.

               13. Representations and Warranties.

         The Guarantor represents and warrants as follows:

         (a) The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver and perform this Guaranty.

         (b) The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene the Guarantor's constitutional documents or any contractual restriction binding on the Guarantor or its assets.

         (c) This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting KUA's rights and to general equity principles.

         (d) The financial statements of Guarantor for the year ended December 31, 2000 (the "Financial Statements"), heretofore delivered to KUA or filed with the United States Securities Exchange Commission by Guarantor present fairly the financial condition and results of operations of Guarantor and its consolidated subsidiaries as of the dates and for the period specified therein in conformity with generally accepted accounting principles, and, except as otherwise expressly stated therein, consistently applied.

     14. Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     15. Governing Law; Submission to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Georgia, exclusive of any conflict of laws provisions thereof that would apply the laws of another jurisdiction. The parties hereby submit to the jurisdiction of, and agree that venue for actions hereunder shall be, the U.S. District Court for the Northern District of Georgia, if the U.S. District Court has jurisdiction, or, if the U.S. District Court does not have jurisdiction, the Superior Court of the State of Georgia sitting in Fulton County, Georgia and the parties hereby waive any objection to venue in such courts and any objection to any action or proceeding on the basis of forum non conveniens.



         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of this ___ day of __________, 2001.



                                            "Guarantor"

                                            THE SOUTHERN COMPANY

                                            By:
                                               -----------------

                                            Name:
                                                 ---------------

                                            Title:
                                                  --------------